UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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PRINCIPAL FINANCIAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2009

Dear Shareholder:

       You are cordially invited to attend the annual meeting of shareholders of Principal Financial Group, Inc., to be held on Tuesday, May 19, 2009, at 9:00 a.m., local time, at 711 High Street, Des Moines, Iowa.

       We are taking advantage of Securities and Exchange Commission rules that allow companies to provide proxy materials to their shareholders on the Internet. These rules allow us to provide our shareholders with the information they need, while lowering the cost of the delivery of the materials and reducing the environmental impact of printing and mailing paper copies.

       The notice of annual meeting and proxy statement accompany this letter and provide an outline of the business to be conducted at the meeting. Also, Larry Zimpleman, President and Chief Executive Officer, will report on the progress of the Company during the past year and answer shareholder questions.

       The Company encourages you to read this proxy statement and vote your shares. You do not need to attend the annual meeting to vote. You may complete, date and sign a proxy or voting instruction card and return it in the envelope provided, or vote by using the telephone or through the Internet. Thank you for acting promptly.

Sincerely,

J. BARRY GRISWELL Chairman of the Board

PRINCIPAL FINANCIAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 19, 2009

        The annual meeting of shareholders of Principal Financial Group, Inc. (the "Company") will be held at 711 High Street, Des Moines, Iowa, on Tuesday, May 19, 2009, at 9:00 a.m., local time. The purposes of the meeting are to:

  1.
  Elect one Director, for a term of one year ending at the annual meeting in 2010, and three Directors, each for a term of three years ending at the annual meeting to be held in 2012, or until each of their respective successors are elected and qualified;

  2.
  Approve an amendment to the Company's Employee Stock Purchase Plan which will increase the number of shares of Common Stock available for issuance under the plan by 7,740,757 shares;

  3.
  Ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2009; and

  4.
  Act on any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        These items are fully described in the proxy statement, which is part of this notice. The Company has not received notice of other matters that may be properly presented at the annual meeting.

        Only shareholders of record at the close of business on March 23, 2009 are entitled to vote at the meeting. It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting, please vote in one of the following ways:

  •
  By telephone: call the toll-free telephone number shown on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials;

  •
  Through the Internet: visit the website noted on the notice of Internet availability of proxy materials shareholders received by mail, or on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials; or

  •
  Complete, sign and promptly return a proxy or voting instruction card in the postage-paid envelope provided.

        Shareholders will need to register at the meeting and present photo identification to attend the meeting. If your shares are not registered in your name (for example, you hold the shares through an account with your stock broker), you will need to bring proof of your ownership of those shares to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with either a copy of an account statement or a letter that shows your ownership of Principal Financial Group, Inc. Common Stock on March 23, 2009. Please bring that documentation to the meeting to register.

By Order of the Board of Directors

JOYCE N. HOFFMAN Senior Vice President and Corporate Secretary
April 9, 2009

i

Audit Related Fees	46
Tax Fees	46
All Other Fees	46
Security Ownership of Certain Beneficial Owners and Management	47
Section 16(a) Beneficial Ownership Reporting Compliance	48
Appendix A: Principal Financial Group, Inc. Employee Stock Purchase Plan	49
Appendix B: Executive Compensation Benchmarking Study Participants	56

ii

PROXY STATEMENT

PRINCIPAL FINANCIAL GROUP, INC.
711 HIGH STREET
DES MOINES, IOWA 50392-0100

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why didn't I receive a copy of the paper proxy materials?

        As an alternative to the traditional approach of delivering a printed set of proxy materials to each shareholder, Securities and Exchange Commission ("SEC") rules allow companies to deliver a notice of Internet availability of proxy materials to shareholders and provide Internet access to those proxy materials. Shareholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.

Why did I receive notice of and access to this proxy statement?

        The Board of Directors ("Board") of Principal Financial Group, Inc. ("Company") is soliciting proxies to be voted at the annual meeting of shareholders to be held on May 19, 2009 at 9:00 a.m., local time, at 711 High Street, Des Moines, Iowa, and at any adjournment or postponement of the meeting ("Annual Meeting"). When the Board asks for your proxy, it must send or provide you access to proxy materials that contain information required by law.

What is a proxy?

        It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Company has designated three of the Company's officers to act as proxies for the 2009 Annual Meeting: Joyce N. Hoffman, Senior Vice President and Corporate Secretary; Terrance J. Lillis, Senior Vice President and Chief Financial Officer; and Karen E. Shaff, Executive Vice President and General Counsel.

What will the shareholders vote on at the Annual Meeting?

  •
  Election of four Directors, one for a one year term and three for three year terms;

  •
  Approval of an amendment to the Company's Employee Stock Purchase Plan that will increase the number of shares of Common Stock available for issuance under the plan by 7,740,757 shares; and

  •
  Ratification of the appointment of independent auditors.

Will there be any other items of business on the agenda?

        The Company does not expect any other items of business because the deadline for shareholder proposals and nominations has passed. However, if any other matter should properly come before the meeting, the people authorized by proxy will vote according to their best judgment.

Who can vote at the Annual Meeting?

        Shareholders as of the close of business on March 23, 2009 ("Record Date") can vote at the Annual Meeting.

How many votes do I have?

        You will have one vote for every share of the Common Stock of Principal Financial Group, Inc. ("Common Stock") you owned on the Record Date.

What constitutes a quorum?

        One-third of the outstanding shares of Common Stock as of the Record Date. On the Record Date, there were 259,993,890 shares of Common Stock issued and outstanding. A quorum must be present, in person or by proxy, before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.

How many votes are required for the approval of each item?

  •
  Each nominee for Director will be elected if the votes cast for the nominee exceed those cast against the nominee. Directors are elected by the majority of votes cast in uncontested Director elections.

  •
  The amendment to the Company's Employee Stock Purchase Plan will be approved if the votes cast in favor of the proposal exceed those cast against the proposal.

  •
  The ratification of the appointment of the independent auditor will be approved if the votes cast for the proposal exceed those cast against the proposal.

  •
  Abstentions and broker non-votes will be treated as being present at the meeting for the purpose of determining a quorum but will not be counted as votes.

What are Broker Non-votes?

        If your shares are held in a brokerage account, your broker will ask you how you want your shares to be voted. If you give your broker directions, your shares will be voted as you direct. If you do not give instructions, the broker may vote your shares on routine items of business, but not on others. The items of business the broker does not vote on are called "broker non-votes."

How do I vote by proxy?

        Shareholders of record may vote by mail, by telephone or through the Internet. When using these methods, you may vote "for", "against" or "abstain" from voting for each of the Director nominees, amendment of the Company's Employee Stock Purchase Plan and ratification of the independent auditor.

        By Mail.    Sign and date each proxy or voting instruction card you receive and return it in the prepaid envelope. Sign your name exactly as it appears on the proxy. If you are signing as a representative (for example, as an attorney-in-fact, executor, administrator, guardian, trustee or an officer or agent of a corporation or partnership), indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners.

        By Telephone.    Follow the instructions on the proxy or voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy or voting instruction card. Telephone voting will be available until 1:00 a.m. Central Time on May 19, 2009.

        Through the Internet.    You may vote on line at www.investorvote.com. Follow the instructions provided in the notice of Internet availability of proxy materials or on the proxy or voting instruction card. Voting through the Internet has the same effect as voting by mail. If you vote through the Internet, do not return your proxy or voting instruction card. Internet voting will be available until 1:00 a.m. Central Time on May 19, 2009.

How do I vote shares that are held by my broker?

        If you own shares held by a broker, you may instruct your broker or other nominee to vote your shares by following the instructions that your broker provides to you. Most brokers offer voting by mail, telephone and through the Internet.

How do I vote in person?

        If you are going to attend the Annual Meeting, you may vote your shares in person. However, we encourage you to vote in advance of the meeting by mail, telephone or through the Internet even if you plan to attend the meeting.

How do I vote my shares held in the Company's 401(k) plan?

        You can vote your shares held in the Company's 401(k) plan by telling the trustees of the plan how you want them to vote. Follow the instructions on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. The trustees vote shares for which voting instructions are not received in their discretion.

How are shares held in the Demutualization separate account voted?

        The Company became a public company on October 26, 2001, when Principal Mutual Holding Company converted from a mutual insurance holding company to a stock company (the "Demutualization") and the initial public offering of shares of the Company's Common Stock was completed.

        In connection with the Demutualization, the Company issued Common Stock to Principal Life Insurance Company ("Principal Life"), and Principal Life allocated this Common Stock to a separate account that was established to fund policy credits received as Demutualization compensation by certain employee benefit plans that owned group annuity contracts. Although Principal Life will vote these shares, the plans give Principal Life voting directions. A plan may give voting directions by following the instructions on the voting instruction card or the instructions in the message that notified you of the availability of proxy materials. Principal Life will vote the shares as to which it received no direction in the same manner, proportionally, as the shares in the Demutualization separate account for which it has received instructions.

Who counts the votes?

        Votes will be tabulated by Computershare Investor Services, LLC.

What happens if I do not vote on an issue when returning my proxy?

        You should specify your choice on each issue on the proxy or voting instruction card. If no specific instructions are given, proxies that are signed and returned will be voted as the Board of Directors recommends: "For" the election of all Director nominees; "For" the amendment of the Company's Employee Stock Purchase Plan; and "For" the ratification of Ernst & Young LLP as independent auditors.

What should I do if I want to attend the Annual Meeting?

        Please bring photo identification and evidence of your ownership of Common Stock as of March 23, 2009. The notice of Internet availability of proxy materials you received in the mail, a letter from your broker or bank or a photocopy of a current account statement will be accepted as evidence of ownership.

How do I contact the Board?

        The Company has a process for shareholders and other parties to send communications to the Board through the Presiding Director. You may contact the Presiding Director of the Board through the Investor Relations section of the Company's website at www.principal.com, or by writing to:

Presiding Director, c/o Joyce N. Hoffman, Senior Vice President and Corporate Secretary
Principal Financial Group
Des Moines, Iowa 50392-0300

        All emails and letters received will be categorized and processed by the Corporate Secretary and then forwarded to the Company's Presiding Director.

How do I submit a shareholder proposal for the 2010 Annual Meeting?

        The Company's next annual meeting is scheduled for May 18, 2010. In order to have a shareholder proposal considered for inclusion for the 2010 annual meeting, it must be received by December 10, 2009. In addition, a shareholder proposal may not be presented at the 2010 annual meeting and no one may be nominated for election to the Board by a shareholder at that meeting unless the Company receives notice of the proposal or nomination between January 19, 2010 and February 18, 2010. Proposals should be addressed to the Corporate Secretary. Your notice must comply with certain other requirements set forth in the Company's By-Laws, which are on the Company's website, www.principal.com, and may be obtained from the Corporate Secretary.

What is "householding?"

        We have adopted a procedure known as "householding," in which we send shareholders of record at the same address only one copy of the proxy materials unless we receive instructions from a shareholder requesting receipt of separate copies of these materials.

        If you share the same address as multiple shareholders and would like the Company to send only one copy of future proxy materials, please contact Computershare Investor Services, LLC at 866-781-1368, or write to it at P.O. Box 43078, Providence, RI 02940-3078.

Where can I receive more information about the Company?

        We file reports and other information with the SEC. This information is available on the Company's website at www.principal.com and at the Internet site maintained by the SEC at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330.

        The Board urges you to exercise your right to vote by returning the proxy or voting instruction card, or by using the telephone or the Internet.

PROPOSAL ONE — ELECTION OF DIRECTORS

        The Board of Directors recommends that shareholders vote "For" all the nominees for election at the Annual Meeting.

        The Board is divided into three classes with each class having a three year term. J. Barry Griswell, who retired as an employee of Principal Life on December 31, 2008 and who was a Class II Director, is nominated for election to a one-year term to hold office until the annual meeting of shareholders in 2010 (a "Class III Director") and three Directors are nominated for election to three-year terms to hold office until the annual meeting of shareholders in 2012 ("Class II Directors"). All of the nominees are currently Directors of the Company. Therese M. Vaughan, who was a Class II Director, resigned from the Board on January 15, 2009 to accept a position as the chief executive of the National Association of Insurance Commissioners.

  Nominee for Class III Director Whose Term Expires in 2010

J. Barry Griswell Age 60

        J. Barry Griswell has been a Director of the Company since 2001 and of Principal Life since 1998 and Chairman of the Board of Directors of the Company and Principal Life since January 1, 2002. Prior to his retirement as an employee of Principal Life on December 31, 2008, Mr. Griswell was Chairman of the Company and Principal Life since May 2008, and Chairman and Chief Executive Officer of the Company and Principal Life from June 2006 – April 2008. He was Chairman, President and Chief Executive Officer of the Company and Principal Life from January 2002 until June of 2006. He was acting President of the Greater Des Moines Community Foundation from July 1, 2008 – December 31, 2008 and has been President of that organization since January 1, 2009. Mr. Griswell is also a director of Herman Miller, Inc., a public company that is an office furnishings designer and manufacturer. He is a trustee of Berry College. He is Chairman of the Business Committee for the Arts and a board member of the LL Global and Financial Services Roundtable. He is a member of the United Way of America board of trustees.

  Nominees for Class II Directors Whose Terms Expire in 2012

Richard L. Keyser Age 66

        Richard L. Keyser has been a Director of the Company and Principal Life since 2002. Mr. Keyser has served as Chairman of the Board of W.W. Grainger, Inc., an industrial distributor of products used by businesses to maintain, repair and operate their facilities, since June 2008. He was Chairman and Chief Executive Officer of W.W. Grainger from 1997 – June 2008. Mr. Keyser is a director of three other public companies: W.W. Grainger, Inc., Rohm and Haas Company, a global specialty materials company, and Zebra Technologies Corporation, which provides barcode and specialty label printing solutions. He is a director of NorthShore University Healthcare System and the National Merit Scholarship Corporation. He is a trustee for the John G. Shedd Aquarium and the Field Museum of Natural History and an Advisor for the Kellogg School of Management, Northwestern University, and the Division of the Physical Sciences, University of Chicago.

Arjun K. Mathrani Age 64

        Arjun K. Mathrani has been a Director of the Company and Principal Life since 2003. Mr. Mathrani teaches courses in finance and banking at New York University's Stern School of Business, at St. John's University, New York, and at Cambridge University's Judge Business School. In 1998, Mr. Mathrani was the Chief Executive

Officer of ING Barings in London. He retired from Chase Manhattan Bank in 1997, where he served as Chief Financial Officer between 1994 and 1996. Mr. Mathrani is a member of the Global Association of Risk Professionals.

Elizabeth E. Tallett Age 60

        Elizabeth E. Tallett has been a Director of the Company since 2001 and of Principal Life since 1992. Ms. Tallett has been a Principal of Hunter Partners, LLC, which provides management services to developing life sciences companies, since July 2002. She is a director of four other public companies: Coventry Health Care, Inc., a managed health care company, IntegraMed America, Inc., a health services management company, Meredith Corporation, a media and marketing company, and Varian, Inc., a supplier of scientific instruments.

  Class III Directors Continuing in Office Whose Terms Expire in 2010

Michael T. Dan Age 58

        Michael T. Dan has been a Director of the Company and Principal Life since May of 2006. He has served as Chairman, President and Chief Executive Officer of The Brink's Company, a global security services firm, since 1999.

C. Daniel Gelatt, Ph.D. Age 61

        C. Daniel Gelatt has been a Director of the Company since 2001 and of Principal Life since 1988. Dr. Gelatt has been President of NMT Corporation, a computer software and microfilm service business, since 1986. He is also a director and President of these other Gelatt privately-owned companies: Elmwood Corporation, The Gelatt Corporation, Ginkgo, LLC and Gelatt Information Machines Corp. He is also a director of Advanced Marketing Concepts, Ltd., nPoint, Inc. and Board chairman of Trust Point, Inc. He is a member of the LaCrosse Public Library Board, IEEE and the Association for Computing Machinery.

Sandra L. Helton Age 59

        Sandra L. Helton has been a Director of the Company and Principal Life since 2001. Ms. Helton was Executive Vice President and Chief Financial Officer of Telephone & Data Systems, Inc., a diversified telecommunications corporation, from 1998 through 2006. She is a director of one other public company, Covance, Inc., a drug development services company. She is a director of Northwestern Memorial Health Care.

Larry D. Zimpleman Age 57

        Larry D. Zimpleman has been a Director of the Company and Principal Life since June 2006. He has been Chief Executive Officer and President of the Company and Principal Life since May 2008 and was President and Chief Operating Officer of the Company and Principal Life from June 2006 to May 2008. He was President, Retirement and Investor Services of the Company and Principal Life from December 2003 to June 2006. Mr. Zimpleman is a member of the board of directors of the American Council of Life Insurers and the board of trustees of Drake University.

  Class I Directors Continuing in Office Whose Terms Expire in 2011

Betsy J. Bernard Age 54

        Betsy J. Bernard has been a Director of the Company since 2001 and of Principal Life since 1999. Ms. Bernard was President of AT&T from October 2002 until December 2003. Prior to October 2002, she was Chief Executive Officer of AT&T Consumer since April 2001. Ms. Bernard is also a director of three other public companies: BearingPoint, Inc., a company providing business consulting, systems integration and managed services, Telular Corporation, a company that designs, develops, manufactures and markets products based on proprietary interface technology for use in wireless communication networks, and Zimmer Holdings, Inc., which designs and manufactures orthopedic reconstructive and other surgical products.

Jocelyn Carter-Miller Age 51

        Jocelyn Carter-Miller has been a Director of the Company since 2001 and of Principal Life since 1999. Ms. Carter-Miller is President of TechEd Ventures, a firm that develops and manages charter schools and community-based programs. Ms. Carter-Miller was Executive Vice President and Chief Marketing Officer of Office Depot, Inc. from February 2002 until March 2004. Prior to that time, Ms. Carter-Miller was Corporate Vice President and Chief Marketing Officer of Motorola, Inc. from February 1999 until February 2002. Ms. Carter-Miller is a director of two other public companies: Interpublic Group of Companies, Inc., a global marketing and communications company, and NetGear, a provider of networking products. She is also a board member of Smart School Charter Middle and High Schools.

Gary E. Costley, Ph.D. Age 65

        Gary E. Costley has been a Director of the Company and Principal Life since 2002. Dr. Costley is a co-founder and managing director of C&G Capital Management, LLC, which provides capital and management to health, medical and nutritional products and services companies. He was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products, from November 2001 until June 2004. He is a director of three other public companies: Tiffany & Co., a holding company for Tiffany and Company, a jeweler and specialty retailer; Prestige Brand Holdings, Inc., a company that develops and markets over-the-counter drugs, household cleaning products and personal care items; and Covance, Inc., a drug development services company.

William T. Kerr Age 68

        William T. Kerr has been a Director of the Company since 2001 and of Principal Life since 1995. Mr. Kerr is currently the Chairman of the Board of Meredith Corporation, and was Chairman and Chief Executive Officer of Meredith Corporation, a media and marketing company, from January 1998 to June 2006. He is a director of four other public companies: Meredith Corporation; Whirlpool Corporation, a manufacturer of household appliances; Interpublic Group of Companies, Inc., a global marketing and communications company; and Arbitron, Inc., a media and marketing services company. He is a Trustee of Oxford University Press and of Harvard Business School Publishing.

        Therese M. Vaughan resigned from the Board on January 15, 2009 to accept a position as the chief executive of the National Association of Insurance Commissioners.

CORPORATE GOVERNANCE

        The business of the Company is managed under the direction of the Board. The Board selects and oversees management and provides advice and counsel to the Chief Executive Officer ("CEO"). The Board reviews and discusses the strategic direction of the Company and monitors the Company's performance against goals the Board and management establish.

        J. Barry Griswell is the non-executive Chairman of the Board. Mr. Griswell retired as an employee of Principal Life on December 31, 2008. The Board has appointed a Presiding Director because it is important that the independent Directors have a leader in addition to the Chairman of the Board who leads the Board generally. The Board regularly reviews the effectiveness of this shared leadership. Ms. Tallett is the Presiding Director and Ms. Bernard is the Alternate Presiding Director.

        The responsibilities of the Presiding Director are to:

  •
  lead the Board in the executive sessions of independent Directors;

  •
  review and give directions on agendas for Board meetings;

  •
  summarize the Board's discussions and provide advice and input to the CEO; and

  •
  take action on input from the independent Directors as necessary, and when the Chairman of the Board is unable to act.

        The independent Directors held an executive session in connection with each regularly scheduled Board meeting during 2008. All executive sessions of the independent Directors are led by the Presiding Director.

        The charters of the Audit, Human Resources and Nominating and Governance Committees, the Corporate Governance Guidelines and the Corporate Code of Ethics are available on the Company's website at www.principal.com. This information may also be obtained in print from the Corporate Secretary.

 Majority Voting

        Directors are elected by the majority of votes cast in uncontested Director elections. If an incumbent Director is not elected, and no successor is elected, the Board of Directors will decide whether to accept the resignation that was tendered by the nominee. The Board's decision and reasons for its decision will be publicly disclosed within 90 days of certification of the election results.

Director Independence

        The Board determines at least annually whether each Director is independent. In making this determination, the Board reviews the Director Independence Standards it has adopted. These standards are set forth below and are also available on the Company's website, www.principal.com. The Board has affirmatively determined that 10 of the current 12 Directors meet the standards and have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and are independent, and that all members of the Audit, Human Resources and Nominating and Governance Committees are independent, pursuant to New York Stock Exchange listing standards.

        In order to be considered independent, a Director must not:

  1.
  Be an employee of the Company or have been an employee of the Company within the past three years, or have an immediate family member who is an executive officer of the Company or has been an executive officer of the Company within the past three years;

  2.
  Have received, or have an immediate family member who is an executive officer who has received, in any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than Director or Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

  3.
  Be (a) an employee or partner of a firm that is the Company's internal or external auditor; (b) have an immediate family member who is a partner of such a firm, or who is an employee of such a firm and personally works on the Company's audit; or (c) have been, or have an immediate family member who has been, within the past three years, a partner of such a firm or an employee of such a firm who personally worked on the Company's audit;

  4.
  Be, or in the past three years have been, or have an immediate family member who is, or in the past three years has been, an executive officer of another company where any of the Company's present executives at the same time serves or served on that company's compensation committee;

  5.
  Be an employee, or have an immediate family member who is an executive officer of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  6.
  Be an executive officer of a tax-exempt organization that, within the preceding three years, received contributions from the Company in any fiscal year exceeding the greater of $1 million or 2% of the tax-exempt organization's consolidated gross revenues.

        Further, in order to be considered independent, members of the Audit Committee must not receive any compensation from the Company, either directly or indirectly, except for compensation received for service as a member of the Board of Directors and Board committees.

        The Company offers financial products and services in the ordinary course of business. The Board of Directors has determined that the following relationships are not material, and thus do not impair a Director's independence:

  1.
  Purchases of products or services from the Company by a Director or an immediate family member of a Director in the ordinary course of business on terms and conditions generally available in the marketplace;

  2.
  Purchases of products or services from the Company by a Director's Firm (our Director is a partner, shareholder or officer of an organization that has a relationship with the Company), or purchases of products or services of a Director's Firm by the Company, in the ordinary course of business on terms and conditions generally available in the marketplace, in an amount which, in the current year or any of the past three years, does not exceed the greater of $1 million or 2% of such other company's consolidated gross revenues;

  3.
  Personal loans to Directors or immediate family members of Directors, if these loans are legally permissible and are offered in the ordinary course of the Company's business, on terms and conditions generally available to the general public. Personal loans to a Director or member of the Director's immediate family will be reported to and reviewed by the Audit Committee within the calendar year in which the loan is made;

  4.
  Employment of a member of a Director's immediate family, in the ordinary course of business and consistent with the Company's customary employment practices, if the employee is not an executive officer of the Company; and

  5.
  The Company's (a) acquisition of publicly-traded equity or debt securities of a Director's Firm; or (b) the Company's real estate investment transactions in which a Director's Firm is a tenant, and not a borrower, purchaser or seller; in furtherance of its ordinary course investment operations, so long as a Director or a member of the Director's immediate family, either individually or in combination, does not own more than 10% of the Director's Firm.

        In cases where a Director has a relationship with the Company that is not described above, a majority of the Company's independent Directors will determine whether or not the relationship is material.

        For purposes of these standards a Director's "immediate family" includes his or her spouse, parents and stepparents, children and stepchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than a tenant or employee) who shares the Director's home.

        The Board's determinations regarding the independence of its members shall be disclosed as required by law and regulations.

        In its annual review of Director independence, the Board considers all commercial, banking, consulting, accounting, charitable and other direct and indirect relationships a Director, immediate family member or Director's Firm may have with the Company and its subsidiaries. The Board made these determinations for each Director in February 2009, based on:

  •
  A review of relationships and transactions between Directors, their immediate family members or other organizations and the Company, its subsidiaries or executive officers;

  •
  Questionnaires completed by each current Director regarding any relationships or transactions that could affect the Director's independence;

  •
  The Company's review of its purchasing, investment and customer records; and

  •
  Recommendations of the Nominating and Governance Committee.

        Based on this information and the standards set forth above, the Board has determined that the following Directors are independent: Ms. Bernard, Ms. Carter-Miller, Dr. Costley, Mr. Dan, Dr. Gelatt, Ms. Helton, Mr. Kerr, Mr. Keyser, Mr. Mathrani and Ms. Tallett. Eighty-three percent of the Company's current Directors are independent.

        The Board concluded that one of the independent Directors had no relationship with the Company, except as a Director (Mr. Mathrani). The other Directors had the following relationships with the Company that were not considered material to the Company or to the other companies, organizations or Directors involved in the transactions or relationships. This conclusion was based on the amount paid for the goods and services, the nature of the goods and services and a review of the terms and conditions of the transactions.

  •
  Transactions entered into in the ordinary course of business and on terms generally available in the marketplace with companies of which our Director is also a director or an executive officer. These Directors were directors or executive officers of firms that provided goods or services to, purchased goods or services from, or had an investment transaction with, the Company or its subsidiaries (Ms. Bernard, Dr. Costley, Mr. Dan, Dr. Gelatt, Ms. Helton, Mr. Kerr, Mr. Keyser and Ms. Tallett); and

  •
  Directors who own financial services products offered by a subsidiary of the Company (Ms. Bernard, Ms. Carter-Miller, Dr. Gelatt, Ms. Helton, Mr. Kerr and Ms. Tallett).

 Certain Relationships and Related Transactions

        Therese M. Vaughan joined the Board in 2005, and resigned on January 15, 2009 to accept a position as the chief executive of the National Association of Insurance Commissioners. Michael B. Vaughan has been an employee of the Company since 1992. Mr. Vaughan is the brother of Therese M. Vaughan. In 2008, Mr. Vaughan received slightly more than $120,000 in base salary and bonus from Principal Life. His compensation is commensurate with that of his peers.

        Nippon Life Insurance Company, which held approximately 7% of the Company's Common Stock in 2008, is the parent company of Nippon Life Insurance Company of America. Nippon Life Insurance Company and Principal Life have had an ongoing business relationship for more than 20 years. Principal Life assisted Nippon Life Insurance Company ("Nippon Life") in the start up activities of its subsidiary, Nippon Life Insurance Company of America ("NLIA"), which began business in 1991. Currently, NLIA is a customer of Principal Life and purchases retirement and financial services offered by Principal Life. NLIA paid Principal Life approximately $9 million for third party administration services related to its group welfare benefit plans and approximately $50,000 for services related to its retirement plans for 2008. Nippon Life paid Principal Global Investors, LLC and its subsidiaries approximately $2,992,180 for investment services for 2008. The Company owns approximately three percent of the common stock of NLIA.

        The Company has a policy for approval or ratification of transactions with Related Parties. The Nominating and Governance Committee or Chair of the Committee must approve all such transactions not deemed "pre-approved" under the Company's Related Party Transaction Policy. At each quarterly meeting, the Nominating and Governance Committee reviews a report of any non-material transactions with Directors or the firms of which they are an executive officer or director, and any other Related Party transactions, including those involving executive officers and more than five percent shareholders. If appropriate, the Committee ratifies these transactions. Transactions involving employment of a relative of an executive officer or Director must be approved by the Human Resources Committee, and the transaction with Mr. Vaughan was so approved. The Company's Related Party Transaction Policy may be found at www.principal.com.

Board Meetings

        The Board held 11 meetings in 2008, and each of the Directors then in office attended more than 75 percent in the aggregate of the meetings of the Board and the standing committees of which the Director was a member. The annual meeting of shareholders is scheduled on the same day as the regular meeting of the Board in the second quarter to enable the Directors to attend. All of the Directors attended the 2008 Annual Meeting.

Corporate Code of Ethics

        Each Director and officer of the Company has certified compliance with the Corporate Code of Ethics.

Board Committees

        Only independent Directors may serve on the Audit Committee, Human Resources Committee and Nominating and Governance Committee. Committee members and committee chairs are recommended to the Board by the Nominating and Governance Committee. The Committees review their charters and evaluate their performance annually. Charters of the Audit, Human Resources and Nominating and Governance Committees are available on the Company's website, www.principal.com.

Committee Membership

Director	Audit Committee	Human Resources Committee	Nominating and Governance Committee	Executive Committee	Strategic Issues Committee(1)
Betsy J. Bernard			Chair	X
Jocelyn Carter-Miller			X		Chair
Gary E. Costley(3)	X	X
Michael T. Dan		X
C. Daniel Gelatt	X			X(2)
J. Barry Griswell				Chair
Sandra L. Helton	X				X
William T. Kerr		Chair		X
Richard L. Keyser			X
Arjun K. Mathrani	Chair			X(2)	X
Elizabeth E. Tallett		X		X
Therese M. Vaughan(4)	X				X
Larry D. Zimpleman				X

(1)
The Strategic Issues Committee has the primary responsibility for planning the Board of Directors' annual strategic retreat.

(2)
Effective January 1, 2009, Mr. Mathrani replaced Mr. Gelatt on the Executive Committee.

(3)
Mr. Costley moved from the Human Resources Committee to the Audit Committee as of February 26, 2009.

(4)
Until her resignation on January 15, 2009.

Audit Committee

        The Audit Committee is responsible for:

  •
  appointment, termination, compensation and oversight of the Company's independent auditor;

  •
  reviewing and reporting to the Board on the audit and non-audit activities of the independent auditor;

  •
  approving all audit engagement fees and pre-approval for any non-audit engagement and compensation of the independent auditor consistent with the Company's Policy on Auditor Independence;

  •
  reviewing audit plans and results; and

  •
  reviewing and reporting to the Board on accounting policies and legal and regulatory compliance.

        The Committee meets at least quarterly with:

  •
  financial management;

  •
  the internal auditor;

  •
  independent auditor;

  •
  the Company's Chief Financial Officer; and

  •
  the Company's General Counsel.

        The Committee held 10 meetings in 2008.

        The Board has determined that all members of the Audit Committee are financially literate, and that Ms. Helton and Mr. Mathrani are "financial experts" as defined by the Sarbanes-Oxley Act.

 Audit Committee Report

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements for the fiscal year ended December 31, 2008, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Committee has discussed with Ernst & Young LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards ("SAS") 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61, as amended, requires the independent auditor to communicate (i) the auditor's responsibility under generally accepted auditing standards; (ii) an overview of the planned scope and timing of the audit; and (iii) significant findings from the audit, including the qualitative aspects of the entity's significant accounting practices; significant difficulties, if any, encountered in performing the audit; uncorrected misstatements identified during the audit, other than those the auditor believes are trivial, if any; any disagreements with management; and any other issues arising from the audit that are significant or relevant to those charged with governance.

        The Committee has received from Ernst & Young LLP a letter providing the disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Committee concerning independence. The Committee has discussed with Ernst & Young LLP its independence and Ernst & Young LLP has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

        The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC. The Committee has also approved, subject to shareholder ratification, the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2009.

        As specified in the Audit Committee charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of the Company's independent auditor and management. In giving our recommendation to the Board, the Committee has relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company's independent auditor with respect to such financial statements.

Arjun K. Mathrani, Chair C. Daniel Gelatt Sandra L. Helton

Nominating and Governance Committee

        The Nominating and Governance Committee recommends to the Board:

  •
  Director candidates; and

  •
  Board committee assignments and service as Presiding Director and Alternate Presiding Director.

        The Committee also reviews and reports to the Board on:

  •
  Director independence;

  •
  performance of individual Directors, and oversees the process for the annual self-evaluations of the Board and committees of the Board;

  •
  the content of the Company's Corporate Code of Ethics;

  •
  Director compensation; and

  •
  adequacy of the Company's Corporate Governance Guidelines.

        The Committee held four meetings in 2008.

Director Candidates Recommended by Shareholders

        The Committee will consider shareholder recommendations for Directors sent to the Nominating and Governance Committee, c/o the Corporate Secretary. Director candidates nominated by shareholders are evaluated in the same manner as Director candidates identified by the Committee, management and search firms.

        The Committee assesses the appropriate mix of skills and characteristics for Board members in light of the current make-up of the Board and the needs of the Company. The Committee assesses personal and professional ethics, integrity and values, and expertise that is useful to the Company and complementary to the background and experience of other Directors. It is important that the Board includes Directors who are CEOs or retired CEOs and who have financial management or accounting experience. Diversity of the Board is also a valued objective. The following competencies are also sought: strategic orientation, results-orientation and comprehensive decision-making. The Board has a mandatory retirement policy that provides that a Director's term shall not extend beyond the annual meeting following the Director's 70th birthday.

Human Resources Committee

        The Human Resources Committee is responsible to:

  •
  evaluate the performance of the CEO in light of goals and objectives approved by the Committee and determine his compensation;

  •
  review and approve compensation for all other officers of the Company and Principal Life at the level of Senior Vice President and above. We will refer to these officers as "Executives";

  •
  review and approve any employment, severance or change of control agreements and perquisites for Executives;

  •
  oversee Executive development and succession planning;

  •
  act on management's recommendations for salary and employee compensation policies for all other employees;

  •
  administer the Company's Annual Incentive Plan, Incentive Pay Plan ("PrinPay Plan") and 2005 Stock Incentive Plan, and any other compensation plans that provide compensation to Executives; and

  •
  act on management's recommendations that require Director action for all employee pension and welfare benefit plans.

        The Committee held seven meetings in 2008.

Interaction with Compensation Consultant and Management

        The Human Resources Committee has the sole authority to retain, terminate and authorize the compensation payable to executive compensation consulting firms to advise the Committee. The Committee engaged Frederic W. Cook and Co., Inc. ("Cook") as its compensation consultant to advise the Committee on executive compensation program design and the amounts the Company should pay its Executives. Cook reports directly to the Committee. A representative from Cook attends meetings of the Committee, both with and without members of management present. The Nominating and Governance Committee also uses Cook to advise it on compensation for non-employee Directors. Cook does not and would not be allowed to perform services for management. It receives no compensation from the Company other than for its work in advising these Board committees and has no other relationships with the Company. Every other year, the Committee asks Cook to perform a comprehensive review of the Company's executive compensation program. The goals of the review are to assist the Committee in:

  •
  determining whether the Company's executive compensation program is appropriately designed to support the Company's strategic and human resources objectives;

  •
  determining whether the target executive compensation levels are competitive with the market and whether actual compensation levels are reasonable given the Company's performance relative to peers;

  •
  designing changes to executive compensation plans or programs, as appropriate; and

  •
  setting pay, benefits and perquisites for the next year.

        The Chair of the Committee interacts with Cook between meetings. At the direction of the Committee, Cook interacts with members of the Company's Human Resources Department staff and other appropriate Company personnel regarding executive compensation matters being considered by the Committee. The Human Resources Department staff provides information, analysis and recommendations as requested by the Chair or the Committee, and works with the Chair in setting the Committee's agendas and preparing the materials and discussions for meetings. The Chair interacts with the Chairman and the CEO at meetings and outside of meetings to obtain information or input on potential Committee actions or decisions.

        During the years in which Cook does not conduct the study discussed above, the Committee reviews its executive compensation philosophy and objectives and makes determinations on base salaries, target levels and actual awards under incentive compensation plans and other matters the Committee decides should be addressed. These determinations are based, in part, on survey data provided by the Human Resources Department staff and such additional information from Cook as the Committee requests. Cook has reviewed the processes in which management develops the competitive data and informed the Committee that the methodology employed by management is appropriate.

Performance Goal Setting Process

        The Board holds a strategic planning session with management in the late Summer or Fall. The focus of this session is to review the Company's long-term strategy and discuss how longer-term objectives and near-term priorities will be achieved. This is an important foundation for the annual performance goal-setting process.

        At the November Board meeting, the Chairman, CEO, CFO, Chief Risk Officer and Division Presidents recommend preliminary Company and business unit financial goals and strategic initiatives for the next year and discuss with the Board how the goals and initiatives were developed and how difficult they will be to achieve. The Committee reviews the individual goals the Chairman and CEO propose for themselves, and provides feedback on how these goals should be revised. Based on these discussions, employees throughout the organization, including all Executives, develop individual performance goals with their leaders which support achievement of the goals of the Company and its business units. The Chairman's and CEO's final recommended goals for the Company, each business unit and individual Executives are reviewed with and approved by the Committee after the financial results for the prior year are finalized.

Executive Committee

        The Executive Committee generally acts only on matters specifically delegated to it by the Board. All actions of the Executive Committee must be approved by its independent members. The Executive Committee has all the authority of the Board in the management of the Company's business between Board meetings, except that it has no authority with respect to matters for which the Board has specifically directed otherwise or for certain matters set forth by law and in the Company's By-Laws. The Committee met once in 2008.

DIRECTORS' COMPENSATION

        Directors serve on the Boards of the Company, Principal Life and Principal Financial Services, Inc. Directors who are also employees do not receive any compensation for their service as members of the Board or Board committees. For non-employee Directors, the Company provides competitive compensation to attract and retain high-quality Directors. The Company's Director compensation philosophy is to have a compensation program that encourages the Board to be independent and objective, to appropriately challenge the management team and to protect shareholder value, while at the same time, provide a reasonable amount of compensation for the time and effort expended by Directors. A substantial proportion of Director compensation is provided in the form of equity to help align Directors' interests with the interests of shareholders.

        The Nominating and Governance Committee engages Cook to advise on Director compensation. The Director compensation program has been reviewed every other year, with the most recent review occurring in 2008. During these reviews Cook evaluates the design and competitiveness of the Director compensation program. It also reviews corporate governance best practices and trends in Director compensation and recommends changes to our program, if appropriate. The competitive analysis of Director compensation is conducted using the same Peer Group as is used for the competitive analysis of Executive compensation. The Human Resources Committee of the Board establishes the Peer Group and makes adjustments to it from time to time. As it does for Executive compensation, the Company believes targeting Director compensation at approximately the median of the Peer Group is appropriate. Starting in 2009, the Committee intends to review Director compensation annually.

        Following the 2008 review, the Nominating and Governance Committee recommended an increase to bring Director compensation closer to the Company's stated philosophy of targeting the Peer Group median. On September 16, 2008, the Board agreed to revise various components of Director compensation, as set forth below. Effective January 1, 2009, the Board established specific compensation for the non-executive Chairman of the Board. Due to the worsening economic conditions and other steps taken by the Company to reduce expenses, including reducing employees' compensation, the Board reduced its cash compensation by 10%, effective on March 28, 2009. The reduction in meeting fees started immediately and the reduction in retainers begins with the next regular payment.

Annual Retainers

        Beginning in November 2008, Directors (except the Board Chairman, as explained below) who are not officers or employees of the Company receive an annual retainer of $65,000 (payable semiannually), an increase from the prior annual retainer of $60,000. Additional annual retainers received for serving as a Board Committee Chair were also increased: The Audit Committee Chair additional annual retainer was increased from $15,000 to $20,000; the Human Resources Committee Chair additional annual retainer was increased from $10,000 to $17,500 and the Nominating and Governance Committee Chair additional annual retainer was increased from $10,000 to $15,000. The additional annual retainer of $5,000 for serving as chair of any other committee of the Board was not changed. The additional annual retainer for serving as the Presiding Director was increased from $5,000 to $15,000. The Nominating and Governance Committee will determine the portion of the annual retainer payable to a Director who first becomes eligible for compensation during a Board year.

        Mr. Griswell continues to serve as Chairman of the Board following his retirement as an employee on December 31, 2008. Beginning on January 1, 2009, Mr. Griswell will receive $250,000 annually for serving as Board Chairman, and he will also receive the same RSU grants as other Directors. He will not receive any additional fees for his service as a Director or Board Chairman.

Restricted Stock Unit Grants

        Beginning in May 2009, at the close of each annual meeting, each non-employee Director will receive an annual award of restricted stock units ("RSUs") valued at $95,000 (unless a greater or lesser amount is determined to be appropriate by the Nominating and Governance Committee). This amount was increased from the prior annual grant amount of $85,000 at the time of the May 2008 Annual Meeting.

        Grants are made at the time of the annual meeting, pursuant to the Principal Financial Group, Inc. 2005 Directors' Stock Plan. Directors who join the Board at times other than the annual meeting or who first become eligible for compensation during a Board year may receive a grant of RSUs at the discretion of the Nominating and Governance Committee, which may be a portion or the entire amount of the annual grant. RSUs vest on the date of the next annual meeting subsequent to the grant. The receipt of the RSUs is deferred until at least the date of the Director's retirement from the Board. At payout, they are converted to shares of Common Stock. Dividend equivalents accumulate in additional RSUs, which vest and are converted to Common Stock at the same time and to the same extent as the underlying RSU. Beginning in 2009, Directors may defer payout of their RSUs beyond the date they terminate service on the Board.

 Fees Earned by Directors in 2008

        The following table summarizes the compensation earned by non-employee Directors in 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)(1)
Betsy J. Bernard	$115,400	$85,119	$200,519
Jocelyn Carter-Miller	$109,900	$85,119	$195,019
Gary E. Costley	$104,900	$85,119	$190,019
Michael T. Dan	$104,900	$85,119	$190,019
C. Daniel Gelatt	$107,900	$85,119	$193,019
Sandra L. Helton	$110,900	$85,119	$196,019
William T. Kerr	$116,150	$85,119	$201,269
Richard L. Keyser	$98,400	$85,119	$183,519
Arjun K. Mathrani	$127,400	$85,119	$212,519
Elizabeth E. Tallett	$114,900	$85,119	$200,019
Therese M. Vaughan	$106,900	$85,119	$192,019

(1)
The fees payable to Directors for their services in 2008 and later are:

	January – October 2008	From November 2008 – March 27, 2009	From and After March 28, 2009
Annual Retainers
Board	$60,000	$65,000	$58,500
	$85,000 in RSUs	$95,000 in RSUs	$95,000 in RSUs
Committee Chairs
Audit	$15,000	$20,000	$18,000
Human Resources	$10,000	$17,500	$15,750
Nominating and Governance	$10,000	$15,000	$13,500
Other Committees	$5,000	$5,000	$4,500
Presiding Director	$5,000	$15,000	$13,500
Chairman of the Board	NA	$250,000(3)	$225,000(4)
Attendance Fees
Board Meeting	$2,500 per day	$2,500 per day	$2,250
Board Meeting via Telephone	$1,000	$1,000	$900
Committee Meeting	$1,300 if held on the day of or day prior to a Board meeting.	$1,300 if held on the day of or day prior to a Board meeting.	$1,350 if held on the day of or day prior to a Board meeting.
	$1,500 if held other than on the day of or day prior to a Board meeting.	$1,500 if held other than on the day of or day prior to a Board meeting.	$1,300 if held other than on the day of or day prior to a Board meeting.
Committee Meeting via Telephone	$1,000	$1,000	$900
(2)
The amounts shown in this column reflect the financial accounting charges recorded in 2008 in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123 (revised 2004), No. 123R, Share-Based Payment ("SFAS 123R") for RSUs awarded in 2008 and prior years. These awards do not reflect actual amounts realized by the recipients. Prior to May of 2005, Directors received grants of stock options, rather than RSUs. The grant date fair value of the RSUs granted in 2008 was $85,020 for each Director.

(3)
Beginning January 1, 2009, in lieu of other cash compensation for service as a Director, payable quarterly.

(4)
Beginning March 28, 2009, in lieu of other cash compensation for service as a Director, payable quarterly.

        As of December 31, 2008, each Director had the following aggregate number of outstanding stock options and RSUs as a result of Director compensation in 2008 and prior years, including additional RSUs as the result of dividend equivalents:

Name	Total Stock Options Outstanding at Fiscal Year End 2008 (shares)	Total RSUs Outstanding at Fiscal Year End 2008 (shares)
Betsy J. Bernard	7,820	6,603
Jocelyn Carter-Miller	7,820	8,258
Gary E. Costley	7,820	6,603
Michael T. Dan	0	4,538
C. Daniel Gelatt	7,820	10,603
Sandra L. Helton	7,820	6,603
William T. Kerr	7,820	8,258
Richard L. Keyser	7,820	10,193
Arjun K. Mathrani	3,820	9,366
Elizabeth E. Tallett	7,820	10,193
Therese M. Vaughan	0	5,322

Deferred Compensation

        Directors may defer the receipt of their cash retainers and attendance fees under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. This Plan provides four investment options: phantom units tied to the Company's Common Stock, the Principal Investors Partners LargeCap Blend I Preferred Fund, the Principal Investors Real Estate Securities Preferred Fund, and the Principal Investors Bond & Mortgage Securities Preferred Fund. All of these funds are available to participants in Principal Life's 401(k) plan.

Directors' Stock Ownership Guidelines

        In August of 2006, the Board adopted a guideline that encourages Directors to accumulate a minimum level of Company stock ownership equal to five times their annual Board cash retainer as of the later of five years of adoption of the guideline or five years after joining the Board. This program is intended to ensure that Directors accumulate a meaningful amount of stock, which fosters commonality of interest with shareholders. In addition, the receipt of the Common Stock represented by the RSUs is deferred at least until the Director's retirement or termination of service from the Board. Once this guideline is met, Directors will not need to make additional share purchases if the guideline is no longer met due to a reduction in stock price, as long as the Director's ownership level is not reduced as a result of share sales.

Other

        Directors are reimbursed for travel and other necessary business expenses incurred in the performance of their services for the Company. They are also covered under the Company's Business Travel Accident Insurance Policy and Directors' and Officers' insurance coverage. Principal Life has a Directors' Charitable Matching Gift Program and it matches the charitable gifts up to an annual aggregate amount for each Director of $6,000 per calendar year. Directors' contributions to the United Way are also matched, up to $10,000 per year. These matching contributions are available during a Director's term and for three years thereafter. Directors who make gifts that Principal Life matches receive no financial benefit from the matching gifts because Principal Life receives the charitable contribution tax deductions for the matching gifts.

Perquisites

        Some Directors' spouses or partners accompany them to the annual Board strategic retreat. The Company has paid for some of their travel expenses and for some amenities for Directors and their spouses or partners at the retreat, such as meals and social events. In addition, Directors may purchase Principal Investors Funds mutual funds at net asset value, as may employees. The total value of these perquisites is less than $10,000 per Director.

PROPOSAL TWO — AMENDMENT TO THE PRINCIPAL FINANCIAL GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

        The Company's stockholders are being asked to approve an amendment to the Company's Employee Stock Purchase Plan (the "ESPP") that will increase the number of shares of Common Stock available for issuance under the ESPP by 7,740,757 shares (2% of the issued shares of Common Stock as of December 31, 2008). The ESPP allows employees to purchase shares of the Company's Common Stock through payroll deductions and/or cash contributions.

        The Board of Directors adopted the proposed amendment on February 24, 2009, subject to stockholder approval. The following description of the ESPP, as proposed to be amended by this Proposal, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the ESPP, as proposed to be amended. A copy of the ESPP Plan, as proposed to be amended and restated, is attached hereto as Appendix A and has been filed with the SEC with this Proxy Statement.

Summary of the ESPP

        The purpose of the ESPP is to provide employees of the Company and its participating subsidiaries with an opportunity to purchase Common Stock on a tax advantaged basis at a discount from the prevailing fair market value of our stock, and thus have an additional incentive to contribute to the success of the Company. It is intended that the ESPP satisfy the requirements of Section 423 of the Internal Revenue Code ("Tax Code").

Number of Shares under the ESPP

        As amended, the ESPP provides for the issuance of up to 9,869,072 shares of Common Stock (including the 7,740,757 shares of Common Stock reserved subject to approval of the stockholders in this Proposal).

Administration

        The Human Resources Committee of the Board of Directors has appointed the Management Resources Committee, a committee comprised solely of officers of Principal Life, to administer the ESPP. The Management Resources Committee has full power to interpret the ESPP, and its decisions are final and binding upon all participants.

Term

        The Board of Directors may terminate, suspend or amend the ESPP at any time.

Eligibility

        Generally, all employees of the Company and its subsidiaries are eligible to participate in the ESPP. However, the Plan Administrator has the discretion to exclude all of the employees of specific subsidiaries, employees whose customary employment is 20 hours or less per week and employees whose customary employment is not for more than five months in any calendar year. No employee who owns 5% or more of either the voting power or the value of all classes of stock of the Company may participate in the ESPP. In addition, no employee may purchase shares which exceed $25,000 in fair market value in any calendar year under the ESPP. As of December 31, 2008, there were 12,896 employees eligible to participate in the ESPP.

Participation

        An employee may join the ESPP by authorizing after-tax payroll contributions to be deducted from gross wages. The deduction may not exceed 100% of the employee's base salary. A participant's right to participate in the ESPP ends when the participant's employment ends.

        The Plan Administrator determines when offering periods will occur. Currently, the ESPP has semi-annual offering periods. Each participant is granted an option to purchase shares of Common Stock on each offering date. The option generally will expire at the end of the offering period or upon termination of employment, whichever is earlier. The last day of each offering period is the purchase date.

Purchases

        Under the ESPP, shares will be purchased at a price equal to 85% (or such greater percentage as determined by the Committee or Plan Administrator) of the lesser of (i) the fair market value of a share of Common Stock on the offering date, or such fair market value on the second offering date if the participant was not participating on the offering date or (ii) the fair market value of a share of Common Stock on the purchase date.

        On December 31, 2008, the closing price for Common Stock on the New York Stock Exchange was $22.57 per share. The number of shares of Common Stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant's compensation and any additional contributions made during that offering period by the purchase price.

Termination of Employment

        If a participant dies or terminates due to disability, the participant or participant's beneficiary has the right to purchase the Common Stock or to have the participant's contributions refunded. If a participant retires or otherwise terminates employment prior to the last day of the offering period, the participant's accumulated payroll deductions or cash contributions as of the date of termination will be refunded.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets

        Upon the occurrence of events that affect our capitalization, appropriate adjustments may be made in the number and kind of shares that may be issued under the ESPP in the future and in the number and kind of shares and price per share under all outstanding offering periods before the event. If a third party acquires the Company, employee contributions to the ESPP are protected and will never be forfeited. With respect to open offering periods generally, one of two scenarios will occur: (1) unless the Board determines otherwise, the ESPP will terminate and all shares and cash contributions in each employee's account will be distributed to participants, or (2) the acquiring company or new entity may offer to substitute options for its shares in exchange for the participant's options to buy shares. For shares a participant has already purchased, the participant will be treated like any of the Company's other shareholders.

Participant Elections

        Under the current administration of the ESPP, a participant may increase, decrease or eliminate future payroll deductions to his or her account by filing a new election. The change shall become effective on the first day of the pay period following the filing of the new election. A participant may also suspend contributions at any time. If an employee suspends contributions, he or she may not begin contributing again until the next offering period.

New Plan Benefits

        Since benefits and amounts to be received under the ESPP depend on a participant's elections to participate and the fair market value of Common Stock at various future dates, it is not possible to determine future benefits or amounts that will be received by executive officers and other employees, either individually or collectively, if the amendment to the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP. We estimate that 927,000 of the newly authorized shares will be issued during the current offering period.

U.S. Federal Income Tax Consequences

        If stockholders approve the amendment to the ESPP as described above, the ESPP, and the right of participants to make purchases thereunder, should qualify for treatment under the provisions of Sections 421 and 423 of the Tax Code. Under these provisions, no income will be taxable to a participant for United States federal income tax purposes until the shares purchased under the ESPP are sold or otherwise disposed of.

        Upon the sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than one year after the purchase date and two years or more from the applicable offering date, or if the participant dies prior to such sale or other disposition, then the participant generally will recognize ordinary income measured as the lesser of: (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares on the last trading day of their purchase period.

        Any additional gain should be treated as long-term capital gain. If the sales price is less than the purchase price, then the participant shall not recognize any ordinary income and such excess shall be treated as a long-term capital loss.

        If the shares are sold or otherwise disposed of before the expiration of the one-year or two-year holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

        The Company is entitled to a deduction only to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above. In all other cases, no deduction is allowed to the Company.

        The foregoing discussion is not intended to cover all tax consequences of participation in the ESPP. The tax consequences outlined above apply only with respect to an employee whose income is subject to United States federal income tax during the period beginning with the grant of an option and ending with the disposition of the Common Stock acquired through the exercise of the option. Different or additional rules may apply to individuals who are subject to income tax in a foreign jurisdiction and/or are subject to state/local income tax in the United States.

Equity Compensation Plan Information

        In general, we have three compensation plans under which our equity securities are authorized for issuance to employees or directors (not including our tax qualified pension plans): the Principal Financial Group, Inc. 2005 Stock Incentive Plan, the Principal Financial Group, Inc. Employee Stock Purchase Plan and the Principal Financial Group, Inc. 2005 Directors Stock Plan. The following table shows the number of shares of Common Stock issuable upon exercise of options outstanding at December 31, 2008, the weighted average exercise price of those options and the number of shares of Common Stock remaining available for future issuance at December 31, 2008, excluding shares issuable upon exercise of outstanding options.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our stockholders(1)	12,498,100	(2)	$45.96	(3)	18,418,034	(4)
Equity compensation plans not approved by our stockholders	-0-		n/a		-0-

(1)
The Principal Financial Group, Inc. Employee Stock Purchase Plan, the Principal Financial Group, Inc. Stock Incentive Plan, the Principal Financial Group Long-Term Performance Plan and the Principal Financial Group, Inc. Directors Stock Plan were each approved by our sole stockholder, Principal Mutual Holding Company, prior to our initial public offering of Common Stock on October 22, 2001. The Principal Financial Group, Inc. 2005 Stock Incentive Plan and the Principal Financial Group, Inc. 2005 Directors Stock Plan were each approved by our stockholders on May 17, 2005.

(2)
Includes 10,024,434 options outstanding under the employee stock incentive plans, 91,955 options outstanding under the directors stock plans, 947,808 performance shares under the employee stock incentive plans, 1,292,595 restricted stock units under the employee stock incentive plans, 87,895 restricted stock units under the directors stock plans, 31,733 units deferred in shares of Common Stock under the Long-Term Performance Plan and 21,680 other stock-based awards under the Directors 2005 Stock Plan for obligations under the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc.

(3)
The weighted-average exercise price relates only to outstanding stock options, not to outstanding performance shares, restricted stock units, units deferred in shares of Common Stock under the Long-Term Performance Plan, or other stock-based awards.

(4)
This number includes 1,917,725 shares remaining for issuance under the Employee Stock Purchase Plan, 16,104,857 shares available for issuance in respect of future awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards under the 2005 Stock Incentive Plan and 395,452 shares available for issuance in respect of future awards of stock options, restricted stock, restricted stock units and other stock-based awards under the 2005 Directors Stock Plan.

The Board of Directors recommends a vote FOR approval of the amendment to the Company's Employee Stock Purchase Plan as described above.

EXECUTIVE COMPENSATION

Human Resources Committee Report

        The Human Resources Committee of the Company has reviewed and discussed the following Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

William T. Kerr, Chair Gary C. Costley Michael T. Dan Elizabeth E. Tallett

Compensation Discussion and Analysis

        This section of the Proxy Statement explains the Company's compensation goals and how and why compensation decisions were made for the Company's "Named Executive Officers":

  J. Barry Griswell, Chairman and CEO (January – April 2008), Chairman (May – December 2008);
  Larry D. Zimpleman, President and Chief Operating Officer ("COO") (January – April 2008), President and CEO since May 2008;
  Michael H. Gersie, Executive Vice President and Chief Financial Officer ("CFO") (January – August 6, 2008), Executive Vice President through December 2008;
  Terrance J. Lillis, Senior Vice President and CFO since August 7, 2008;
  Daniel J. Houston, President — Retirement and Investor Services since March 1, 2008;
  James P. McCaughan, President — Global Asset Management; and
  Norman R. Sorensen, Executive Vice President — International Asset Accumulation since March 1, 2008.

Further details on the processes and procedures for setting Executive compensation, including the role of the Human Resources Committee's ("Committee") compensation consultant, are found under the heading, Human Resources Committee, on page 12.

        The Company's Executive compensation program is designed to support the following human resources objectives:

  •
  attract and retain talented executives who have the necessary experience and skills to do their jobs successfully;

  •
  tie the delivery of executive compensation to the achievement of the Company's long and short-term financial and strategic goals — the portion of total compensation that is attributable to performance-based compensation increases with an executive's role and responsibilities;

  •
  create commonality of interest between executives and shareholders by having a significant portion of the executive's compensation in equity;

  •
  maximize the financial efficiency of the program from tax, accounting, cash flow and share dilution perspectives; and

  •
  support important corporate governance principles and established best practices.

Introduction to 2008 Executive Compensation Decisions and Process

        The Committee made calendar year 2008 compensation decisions for the Named Executive Officers based on the following key factors that are explained more fully below:

  •
  the Company's strategic and human resources objectives;

  •
  competitive data for the Peer Group and for a broader group of diversified financial services companies;

  •
  corporate and individual performance on key initiatives;

  •
  the Chairman's and CEO's compensation recommendations for other Executives;

  •
  the advice of the Committee's consultant; and

  •
  how each element of compensation stands on its own and it relates to the other elements of compensation as a whole.

        A comprehensive study was undertaken by Cook in 2007 for 2008 Executive compensation, including an examination of base pay, annual incentive design and targets, long-term incentive design and targets, non-qualified benefits, perquisites, stock ownership guidelines, severance and change of control policies. The process included interviews with Executives to discuss organizational strategy and the implications for human resources and compensation policy. Cook's analysis focused on the structure of the direct compensation provided (base salary, annual incentive and long-term incentives) and its link to the Company's strategic plan. The Company's compensation program was also reviewed relative to the programs of its Peer Group (see page 22) and the aggregate costs of the program. Further, as part of its study every other year, Cook performs an analysis to ensure that total share dilution and the economic costs of long-term incentives are at a reasonable and affordable level.

        The Committee established base salaries and annual and long-term incentive award opportunities for 2008. The Committee used tally sheets to understand each element of compensation, by Executive and in total. In making compensation decisions based on 2008 performance, as explained below, the Committee took into account the following principal factors:

  •
  The Company delivered very solid operating results for 2008, with $942.7 million of operating earnings, including 22 percent growth in earnings for the Life and Health Insurance segment, and record earnings for Principal International, which improved 14 percent compared to 2007.

  •
  Reflecting excellent sales and retention, the Company generated $7 billion of net cash flows, including record net cash flows for the Full Service Accumulation and Individual Annuities businesses.

  •
  The Company significantly enhanced its liquidity and capital positions during the year as it focused on effectively managing risks in a challenging market.

Overall Design Considerations of Our Executive Compensation Program

        The principal elements of executive compensation are base salary, annual and long-term incentives, and benefits. The Company also provides limited perquisites, severance and change in control benefits as discussed in further detail later in this section.

        Annual compensation — base salary and annual bonus — is paid in cash. Long-term incentive compensation is primarily provided through stock-based awards. This mix of cash and equity makes it possible for the Company to attract highly skilled executives and ensure the appropriate link between pay, Company performance and results for shareholders.

        To ensure sufficient focus on achieving financial and strategic objectives and hold Executives most accountable for changes in shareholder value, the portion of total compensation provided in pay that varies based on performance increases with the importance of an Executive's role and responsibility. Because equity-based compensation creates the strongest alignment between management and shareholder interests, the Committee believes that it should constitute at least as large a portion of total compensation as annual cash, and for the Named Executive Officers, equity-based compensation is a greater component of overall compensation.

        The Committee also considers the tax consequences of each element of compensation. Compensation is financially efficient from a tax perspective if the Company can deduct the compensation on its tax returns and avoid any excise taxes or penalties for the Company and its Executives. Section 162(m) of the Tax Code places a limit of $1,000,000 on the amount of compensation for each employee covered by Section 162(m) (other than the CFO) in office on the last day of the fiscal year ("Covered Employees) that the Company may deduct in any one year. There is an exception to the $1,000,000 limitation for performance-based compensation that meets certain requirements. Annual cash incentive compensation, stock option awards, performance share awards and performance-based RSUs are generally performance-based compensation meeting those requirements, and are therefore deductible. The Committee generally structures compensation for Covered Employees so that it qualifies for a full tax deduction, but it may provide compensation to Covered Employees that is not deducible if it determines that it is in the best interests of the Company and its shareholders. For 2008, Mr. Zimpleman, Mr. McCaughan, Mr. Houston and Mr. Sorensen were Covered Employees.

Use of External Compensation Data

        The Committee reviews the group of companies it uses to compare Executive compensation practices (the "Peer Group") every other year as part of Cook's comprehensive study. Cook provides information and analysis and recommends an appropriate Peer Group after interviews with Committee members and management. Cook's recommendations for an appropriate Peer Group of public, similarly-sized, diversified financial services, insurance and asset management companies take into account the Company's and the competitors' strategy, mix of business and size (as measured primarily by annual revenues, market capitalization and total assets). The Committee makes the decision on the companies to be included in the Peer Group. As a result of the most recent review, given the current mix of the Company's business lines (reflecting a greater emphasis on asset management), a decision was made to omit Hanover and to add Legg Mason and T. Rowe Price. The companies in the Peer Group used for 2008 compensation comparisons were:

CIGNA	Manulife
Franklin Resources	MetLife
Genworth Financial	Nationwide
Hartford Financial Services	Prudential Financial
Legg Mason	Sun Life Financial
Lincoln National	T. Rowe Price

        These companies are the major competitors in one or more of the Company's businesses, but none represent the same business mix or emphasis characteristic of the Company. Some of these companies have higher market capitalization and revenue than the Company and some have lower market capitalization and revenue than the Company. For this reason, we target compensation for the Named Executive Officers at the median of the compensation of the named executive officers at the Peer Group companies. Cook provides compensation information on an executive-by-executive basis and for the named executive officers of the Peer Group as a group with respect to their base salaries and annual and long-term incentive compensation. Base salaries and target annual and long-term incentive compensation for our Executives may be more or less than the median compensation of the Peer Group when the Committee determines it is warranted by individual and/or Company performance and the importance of the position or Executive to the Company at the current time as well as other retention factors. Also, actual compensation realized by the Executive fluctuates above or below target levels for incentive plans based on individual Executive performance and the performance of the Company as measured by operating results and changes in shareholder value. The Committee reviews the Company's performance against the performance of Peer Group companies to confirm that the Company's compensation is reasonable relative to its financial performance.

        In addition to the analysis of compensation relative to the Peer Group, annual data from published industry surveys produced by third parties provides additional context for the Committee's discussions(1). Further, every two to three years, the Company's non-cash benefit programs are compared with those of more than 100 diversified financial services companies. This is a larger group than the Peer Group because the information is used in designing and evaluating our broad-based employee benefit programs. Benefit programs are also compared against those of local employers in Des Moines, Iowa, due to the Company's significant employee population in that location.

(1)
The surveys used are Towers Perrin Diversified Insurance Study of Executive Compensation, The Towers Perrin Financial Services Industry Executive Compensation Database and the McLagan Partners Investment Management Survey. The names of the companies participating in these surveys are included in Appendix B.

        Each year, the Committee reviews the total compensation paid to the Executives by reviewing compensation reports, called tally sheets. The tally sheets include the dollar value of base salary, annual and long-term incentive awards earned, deferred compensation, outstanding equity awards, benefits, perquisites and potential payments for termination scenarios. The information enables the Committee to analyze the value of total compensation and compensation actually delivered versus the compensation opportunities originally established by the Committee. This information is an important part of the analysis used by the Committee in making future compensation decisions on any element of compensation and in the design of the incentive plans, benefits and perquisites. The tally sheets are also used to help the Committee determine that the Executive compensation program is consistent with the Company's compensation philosophy and desired positioning relative to market data. The Committee used the tally sheets as a basis for considering changes to the components of the Executive compensation program, but made no adjustments as a result of the analysis, based on the Committee's determination that the program continues to meet the Company's objectives.

Base Salary

        Base salary creates a level of compensation for Executives that is not dependent on Company performance and enables the Company to attract and retain highly skilled individuals at an affordable level of fixed expense. Salaries are intended to be competitive with the market for comparably talented executives, and individual rates vary above and below the market median, as discussed above. When determining base salary for each Executive, the Committee considers the Peer Company median for comparable executive positions as well as the survey data referenced above, the Executive's proficiency in a specific role, the Executive's work experience, the importance of the position to the Company, how difficult it would be to replace the Executive, and the Executive's performance. Salary increases, if any, generally take effect the first pay period in March of each year. Salary may also be reviewed when an Executive is promoted or has a significant change in responsibilities. Base salary increases for 2008 were:

Named Executive Officer	Percentage Increase March 2008	Percentage Increase Promotion
Griswell	0.0%	NA
Zimpleman	0.0%	28.0%
Gersie	4.1%	NA
Lillis	3.9%	29.8%
Houston	6.0%	4.7%
McCaughan	3.7%	NA
Sorensen	3.45%	1.45%

        The base salaries of the Named Executive Officers generally were increased based on individual performance and in accordance with the Company's overall salary policy for 2008, and remained at approximately the median of the Peer Group. Mr. Zimpleman, Mr. Lillis, Mr. Houston and Mr. Sorensen received raises to their base salaries due to their promotions.

Annual Incentive Pay

        To assist the Committee in its determination of the proper annual incentive payment, target annual incentive awards are set as a percentage of each Named Executive Officer's base salary. For 2008, the Committee approved the following target awards (if all goals are 100% achieved) for Named Executive Officers, expressed as a percentage of base salary. The Committee also approved the maximum awards for achieving performance above target.

Named Executive Officer	Target Award	Maximum Award
Griswell	150%	450%
Zimpleman	125%	375%
Gersie	75%	225%
Lillis	70%	210%
Houston	100%	300%
McCaughan	250%	750%
Sorensen	70%	210%

        The target awards shown above did not change from 2007, except for Mr. Lillis, who is new to his role as CFO and for Mr. Houston, who was promoted to Division President, with overall responsibility for the Company's U.S. asset accumulation businesses. These target awards were established by the Committee to be at about the median of the Peer Group. Mr. Griswell's target award opportunity is greater than that of the other Named Executive Officers except for Mr. McCaughan because he had overall responsibility for the Company and greater responsibilities than the other Named Executive Officers. The award opportunity for Mr. McCaughan was established by the Committee to be competitive with award opportunities of senior executives within asset management firms.

        The annual incentive awards for those Covered Employees (listed on page 22) are made under the Principal Financial Group, Inc. Annual Incentive Plan ("Annual Incentive Plan"), which has been approved by our shareholders. The Annual Incentive Plan establishes a maximum annual bonus pool of 2% of annual income from the Company's continuing operations, minus net realized and unrealized gains and losses, as reported in the Company's financial statements ("Bonus Pool"). In addition, maximum bonuses are established under the Annual Incentive Plan for each Covered Employee based on pre-established percentages of the Bonus Pool. The Committee must operate within these maximums. The Committee uses its discretion to determine awards which are lower than the maximums. One way the Committee has done this is to establish the target and maximum amounts shown in the table above. The maximum aggregate bonus is 2% of annual operating earnings, allocated 40% to the CEO, 24% to the second highest paid Covered Employee, 20% to the third highest paid Covered Employee and 16% to the fourth highest paid Covered Employee. The Committee uses its discretion to determine which awards are lower than the maximums. The maximum bonus may be reduced based on the Committee's assessment of factors including corporate and individual performance.

        The Committee also uses the broad-based annual incentive plan for employees (the "PrinPay Plan") to exercise its discretion in reducing bonuses funded by the Annual Incentive Plan. The Committee establishes a "Component Score," which can range from 0 to 200% of target, based on its assessment of corporate performance. The Component Score is then multiplied by an individual score, which can be 0 or range from 50% to 150% of target, based on its assessment of the Named Executive Officer's individual performance. As a result, total bonus opportunities range from 0 to 300% of target, not to exceed the maximum award established under the Annual Incentive Plan.

How We Determined the 2008 PrinPay Corporate Performance Measure, Target and Achievement

        We have a number of different financial services businesses and this diversification has been important to the Company's success. In a given year, some of the businesses may perform very well and others may perform less well. For example, some of our businesses, such as our asset accumulation businesses, are more heavily dependent on how well the stock market performs. Other businesses, such as our Life and Health insurance businesses, are not as directly correlated to financial market performance and depend more heavily on other performance factors. This diversification allows the Company the opportunity to achieve financial success even when market conditions adversely affect one or more segments of its business.

        Each of these businesses has its own drivers that ultimately determine how well the business performs. For our U.S. Asset Accumulation businesses, the drivers include account values, sales, net cash flows, distribution, market performance and operating efficiency. For Global Asset Management, the principal drivers are assets under management, investment performance, fee revenues, new business mandates, net cash flows, market performance and operational efficiency. For our Life and Health insurance businesses, the principal drivers are sales, premiums, fees, deposits, number of covered members, mortality and morbidity experience, distribution and operational efficiency. All of these businesses are tied together by our strategic focus on the small-to-medium business market, delivering retirement and employee benefit solutions including retail rollover opportunities, and global asset management.

        All of our businesses are important to achieving this strategic focus. In order for the Company to be successful, the different businesses must work together to achieve overall Company goals. For this reason, we have the PrinPay Plan, a broad-based annual incentive plan for employees. The PrinPay Plan is funded by the level of Operating Earnings achieved for the year.(2) Operating Earnings is a key financial benchmark for determining the overall performance of the Company's normal, ongoing operations, year over year. It is also the financial measure used by Wall Street financial analysts in judging our performance. We believe growth in Operating Earnings has been the right focus for the PrinPay Plan because, if accomplished year after year, it produces long-term value for our shareholders. All of the business drivers in each of the businesses, including the focus on our customers and our employees, roll up into the overall end result of the level of achievement of Operating Earnings, so that all employees may understand the specific work efforts needed from their business unit to support the corporate goal and to be successful.

(2)
Operating Earnings is a financial measure commonly used in the financial services industry. Operating Earnings are determined by adjusting GAAP net income available to common shareholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments not indicative of overall operating trends. Operating Earnings, computed in this manner, provide an indication of the performance of a company's normal, ongoing operations, which is important in understanding and evaluating financial conditions and results of operations on the same basis used by securities analysts. Business unit and individual goals support the achievement of the stated level of Operating Earnings as well as other financial, operational and strategic initiatives and objectives that are critical to the Company's success.

        The Board of Directors and the Committee instructed management to develop a target performance number that would be a significant stretch to achieve in 2008, based on 2007 results. Management recommended, and the Committee approved, target Operating Earnings achievement for the 2008 PrinPay Plan of $1,085.0 million. This was an increase of 5.4% over 2007 Operating Earnings and was arrived at by reviewing each of the businesses and their prospects for Operating Earnings achievement in 2008. The Board of Directors reviewed information presented by each business unit on the work effort required to achieve its stretch Operating Earnings goal. Each area presented projected Operating Earnings increases for the year, which totaled the corporate Operating Earnings recommendation. In addition, each area provided the needed increases in sales, premiums, fees or deposits and client retention rates, and expense growth rates necessary to support achievement of the business unit's Operating Earnings goal. Equity market performance was assumed to increase 2% per quarter in arriving at the goals.

        In February 2008, the Committee approved the corporate Operating Earnings target goal, which is reflected in the table below under the heading 100%, and the following overall performance scale for 2008:

Performance Scale

Payout Percentage	50%	75%	100%	150%	200%
Operating Earnings in millions	$922.3	$1,003.6	$1,085.0	$1,166.4	$1,247.8

        Under the performance scale approved by the Committee for the 2008 PrinPay Plan, the corporate component payout percentage is 0% if Operating Earnings are less than $922.3 million. In 2008, the Company's Operating Earnings were $942.7 million, which, under the PrinPay Plan, would have generated a corporate score slightly above 50% on the performance scale and triggered the same level of payout. Using its discretion under the PrinPay Plan, the Committee concluded that extraordinary items totaling $23.2 million should be deducted from 2008 Operating Earnings to establish the PrinPay score, as such items are primarily accounting related adjustments and do not reflect business performance. This resulted in adjusted Operating Earnings for PrinPay purposes of $919.5 million, below the threshold at which a payout occurs.

        Recognizing the extreme impact declining equity markets had on the Company's 2008 Operating Earnings, other difficult economic conditions the financial services industry and the Company faced in 2008, and the critical need to retain talent and reward the contributions of employees under such stressful economic conditions, the Committee exercised its discretion and established a bonus pool to be administered as though the corporate score under the PrinPay Plan had been 35%, with the same level of payout. In so doing, the Committee acknowledged the Company's solid results for 2008, as described on page 21. The bonus pool created by the 35% score will be used for employees at all levels in the Company who participate in the PrinPay Plan. Mr. Griswell and Mr. Zimpleman will not receive an annual bonus for 2008.

Individual Performance Factors

        In February of 2008, the Committee established individual performance factors for the Named Executive Officers in the following four categories: Financial, Customer, Internal and Learning and Growth. The material individual performance factors are discussed below.

        Financial.    Each of the Named Executive Officers had a goal of leading the organization in achieving the corporate Operating Earnings performance goal described above. Mr. Griswell and Mr. Zimpleman had goals with regard to specific Operating Earnings, sales, revenues, deposits, assets under management, customer levels and other strategic growth and profitability measures as applicable to each of the major operating areas of the Company. Mr. Griswell had a goal relating to the Company's net income and managing capital losses to a certain level. Mr. Houston, Mr. McCaughan and Mr. Sorensen had Operating Earnings goals for their respective businesses that would support achievement of the overall corporate Operating Earnings goal, as well as applicable specific growth goals for sales, revenues, deposits or customers. Mr. McCaughan had specific goals on investment performance related to asset management industry performance rankings. The CFO (Mr. Gersie and Mr. Lillis) also had goals centered on the effective management and utilization of the organization's capital and continued development of risk management metrics.

        Customer.    All of the Named Executive Officers except the CFO had goals with regard to growing and expanding customer relationships. Mr. McCaughan's goal focused on international asset management. The CFO's goals were based on maintaining financial strength ratings and investor confidence.

        Internal.    Mr. Griswell and Mr. Zimpleman had goals regarding promotion of the Company's brand. Mr. Griswell and the CFO had goals on advancing the Company's comprehensive risk management platform. The CFO and Mr. Sorensen also had a goal related to operational excellence. Mr. Houston had a goal regarding a process improvement project.

        Learning and Growth.    Each of the Named Executive Officers had goals with respect to the Company's diversity efforts and making the Company a great place to do great work, including managing talent and building leader effectiveness.

Final Annual Incentive Pay Award Determination

        Since the Company did not achieve its threshold Operating Earnings goal under the PrinPay Plan, the Committee made a subjective determination of each Named Executive Officer's performance taking into consideration the following: factors regarding Company performance outlined above; their respective business unit's performance; and individual goal achievement. The Committee, the Chairman, and the CEO and President agreed that neither such officer would receive any annual incentive in 2008, regardless of the level of achievement of the Company's other performance factors and their individual goals.

        The annual incentive award for each of the Named Executive Officers, as determined by the Committee in its discretion and as expressed as a percentage of his target award set forth above, is as follows:

Named Executive Officer	Award
Griswell	0%
Zimpleman	0%
Gersie	22%
Lillis	32%
Houston	32%
McCaughan	44%
Sorensen	42%

        Executives may defer annual cash incentive awards into a nonqualified supplemental savings plan ("Excess Plan"), as shown in the Non Equity Incentive Compensation column of the Summary Compensation Table, described on page 30.

Long-term Incentive Compensation

        The long-term incentive compensation program is designed to ensure that the interests of Executives are aligned with those of shareholders so that the compensation actually received by the Executives reflects both the degree to which multi-year financial objectives are achieved and shareholder value is increased. A long-term focus is critical because the Company competes in businesses in which long-term performance is important, such as retirement products, life insurance and asset management. The long-term incentive compensation program also encourages cooperation among Executives, some of whom represent various business divisions, in pursuing corporate-wide goals.

        The Committee establishes a target long-term award opportunity for each Named Executive Officer stated as a percentage of each Executive's base salary based on Peer Group and survey data, as referenced above, and the advice of its consultant. The Committee uses the following factors to adjust the target award opportunity and determine the actual percentage of base salary to be awarded to each Named Executive Officer ("Adjusted Target Award Opportunity"): current competitive market data, the Executive's past performance, the Executive's current compensation, any retention concerns, the importance of the Executive to the Company over the long term and the potential impact that Executive could have on the Company's results, and the Executive's performance relative to his peers within the Company. However, grants are generally administered such that the aggregate grants do not exceed the sum of the target grants for all participants. The Targets and Adjusted Target Award Opportunities for 2008 were:

Named Executive Officer	Target	Adjusted Target Award Opportunity
Griswell	600%	600%
Zimpleman	500%	500%
Gersie	250%	225%
Lillis	175%	148%
Houston	275%	225%
McCaughan	275%	300%
Sorensen	175%	175%

        Mr. Griswell's award opportunity is greater than that of the other Named Executive Officers because he had overall responsibility for the Company. Mr. Zimpleman's target award opportunity was increased to 500% from 400% in 2008 due to his promotion to Chief Executive Officer.

        For Named Executive Officers, one-half of the Adjusted Target Award Opportunity is granted in stock options and one-half in performance shares that vest based on both continued service and the achievement of certain financial objectives over a three-year period (with each three-year period treated as a "Performance Cycle"). Performance share awards entitle the Executive to earn shares of Common Stock if certain levels of performance are achieved. The Committee uses stock options as part of the long-term incentive program because options are an effective way to link an Executive's compensation to changes in shareholder value. The weighting is not based on a specific formula or algorithm, but rather is intended to create a balance between the achievement of specific operating performance objectives and changes in shareholder value based on the Committee's judgment, which may change from time to time. Realized compensation may vary considerably from the Adjusted Target Award Opportunity based on the Company's performance and changes in share price that occur after the grant. The number of stock options awarded to each Named Executive Officer in a given year is calculated by dividing the present value of one option into the portion of the Adjusted Target Award Opportunity (50%) to be delivered in options, using the Black-Scholes model (but adjusting for the possibility that some options may be forfeited because Executives may terminate their employment prior to the stock options vesting). The target number of performance shares for each Executive is determined by dividing the closing stock price on the grant date into the portion of each Executive's Adjusted Total Award Opportunity (50%) to be delivered in performance shares.

        For the 2008 performance share awards, the performance requirements are achievement of pre-determined return on equity ("ROE") and earnings per share ("EPS") targets. For this purpose, the ROE criteria require attaining a simple average of an ROE of 10% for the calendar years during the 2008 – 2010 three-year performance period. If the ROE objective is not met, the performance shares will not be earned or paid out. If the ROE objective is met or exceeded, the number of shares earned is determined using a scale based on cumulative EPS during the same three-year period. To receive a target award, the Company must have a cumulative EPS of $13.60, and a maximum award (200% of target) will be paid at an aggregate EPS of $14.83. The EPS measure was selected because of its focus on capital efficiency and growth, which are key indicators of long-term success. The minimum award (25% of target) will be paid at a cumulative EPS of $12.57. If the ROE and EPS goals are achieved, the number of performance shares an Executive earns is determined using a scale based on the cumulative earnings per share. Depending on the actual ROE and EPS achieved, Executives may earn between 0 and 200% of the target number of shares that were granted at the beginning of the Performance Cycle. When combined with the Operating Income measure used in the Annual Incentive Plan, use of ROE and EPS for this portion of the long-term incentive ensures a balanced focus on both short-term and multi-year profitability and the efficient use of capital. Executives may defer the receipt of performance share awards that are earned and would otherwise be paid shortly after the performance period ends.

Changes Beginning in 2009

        The Committee approved changes to the design of the Company's long-term incentive compensation plan starting with the 2009 – 2011 plan cycle. These changes address the impact of market volatility on the Company and the ability of the Company to continue to motivate, attract and retain Executives in uncertain market conditions.

        In 2008, a target long-term incentive grant value was established as a percentage of base salary. This grant value is delivered through a combination of stock options and Performance Share Awards ("PSAs"). The actual number of PSAs earned can be zero, or range from 25% to 200% of the target number of PSAs granted, based on the Company's performance over the three year performance period. A minimum level of ROE must be achieved for any PSAs to be earned. If average ROE is at least 10% (based on a simple average ROE for each of the three years in the performance period), PSAs will be funded at maximum (200% of target).

        The PSA program was originally designed to reward Executives based on achievement of specified return on equity and operating EPS goals. However, as a result of the Company's shift to more financial market-sensitive, fee-based business, return on equity and operating EPS are being impacted more by stock market volatility and less by management's operational performance. As a result, uncontrollable market volatility affects the program's ability to support the objectives of attracting, retaining and motivating executives and in rising markets could result in windfalls. The program was intended to deliver target payouts, on average, over time. However, actual results varied significantly from this goal in a manner inconsistent with the Committee's views on management and actual performance. Several alternatives to address this issue were considered. Given the difficulty of setting multi-year performance goals and the volatility in the financial markets, the Committee determined that the simplest and most effective approach is to replace the PSA program with a combination of RSUs and stock options. RSUs will not vest unless the Company achieves an established ROE threshold over the three year performance period. In addition, a percentage of the equity award formerly granted in PSAs will be granted in stock options, which will maintain the alignment of the interests of executives with those of shareholders. These changes will reduce the impact of market volatility, a factor management cannot control, on the plan payouts. After considering the current market volatility and the recent trading range of the Company's Common Stock, the Committee decided to use $15.00, rather than the grant date closing price of $11.07, to determine the number of awards for employees for the annual 2009 equity grants.

        Further, in 2009, there will be a change in the components of the long term incentive compensation awards for senior vice presidents, who will receive 50% of their award in options, 25% in RSUs and 25% in performance units, which will be paid in cash. This will help in conserving the stock available under the plans and reduce potential dilution. The performance unit component will be adjusted, up or down, based on the 2009 Principal Annual Plan results (as described below), which will be determined in early 2010. Half of the performance units awarded in 2009 will vest in 2011, and the remaining half will vest in 2012.

        Because of the inherent difficulties in setting goals for 2009 due to the extraordinary market environment, the PrinPay Plan will be suspended in 2009 and replaced with the Principal Annual Plan. The Company's 2009 Balanced Scorecard measures will provide the goal framework for the Principal Annual Plan. At the end of the year, the Committee will review Company achievements including return on equity, earnings per share, operating earnings, liquidity, rating agency financial strength ratings and GAAP equity, as well as any other factors the Committee feels are relevant. The Committee will then use its discretion to determine annual bonus amounts to be paid under the Plan.

        Due to the current economic conditions, the Named Executive Officers' base salaries will be reduced by 10% effective March 28, 2009.

Timing of Stock Option Awards and Other Equity Incentives

        Annual grants of stock options and performance shares for the Company's Executives are determined by the Committee at its February meeting. The Committee formalized its long-standing practices by adopting a policy regarding granting stock option and other equity awards. Under this policy, the grant date for all stock options and other stock-based awards shall never be earlier than the date of approval, and shall be:

  •
  for all annual awards to Executives, the date of approval by the Committee;

  •
  for new employees and promotions, the later of the date of approval or the employee's hire/promotion date;

  •
  in the event of an award connected with an established stock program for non-Executives, the later of the date of approval or the grant date established by the stock program; and

  •
  for any other awards, the date of approval.

        The exercise price for each stock option award is determined in accordance with the Principal Financial Group 2005 Stock Incentive Plan ("2005 Stock Incentive Plan"), which provides that options will have an exercise price no less than the closing price of a share of Common Stock on the date on which the option is granted.

Authority of the CEO and President to Grant Equity Awards

        Under the 2005 Stock Incentive Plan, the Committee has delegated authority to the CEO to make certain equity awards to sales agents and non-Executive employees for new hires, promotions, retention and recognizing superior performance. The CEO reports on these grants at the next regular Committee meeting. The total awards granted by the CEO may not exceed 250,000 shares per year.

Stock Ownership Guidelines

        Executives are required to own stock in the Company to ensure their interests are aligned with the shareholders' interests. This requirement is based on multiples of base salary and job level. Executives must obtain the required level of stock ownership within five years of attaining their job level. The amount of stock ownership is determined by multiplying the shares or interests owned by the stock price at any given point in time. Once this guideline is met, Executives will not need to make additional share purchases if the guideline is no longer met due to a reduction in stock price, as long as the Executive's ownership level is not reduced as a result of share sales. All of the Named Executive Officers meet these guidelines or are on track to meeting them.

        The guidelines are:

Executive Level	Ownership Value as a Multiple of Base Salary
CEO(1)	5 times
Division Presidents and Executive Vice Presidents(2)	3 times
Senior Vice Presidents(3)	2 times

    (1)
    Mr. Zimpleman

    (2)
    Mr. Houston, Mr. McCaughan and Mr. Sorensen

    (3)
    Mr. Lillis

Trading Policy

        The Company prohibits employees, including executive officers, from purchasing any Company securities on margin (except for the exercise of stock options), engaging in short sales or trading in any put or call options.

Benefits

        The Named Executive Officers participate in Principal Life's broad-based employee benefits program, including a qualified pension plan, a 401(k) plan, group health and disability coverage, group life insurance, a discounted employee stock purchase plan, paid time off, and flexible spending account plans. Principal Life also offers non-qualified supplemental retirement plans (the "SERP" and the Excess Plan). These benefits are offered to attract and retain talent within the organization and provide long-term financial security to employees. The SERP helps the Company attract mid-career Executives and retain Executives by providing competitive retirement benefits. The SERP is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on the qualified pension plan. Refer to the narrative to the Pension Benefits Table on page 37 for additional information about the SERP and the qualified pension plan. Principal Life maintains the Excess Plan to help attract and retain Executives by allowing executives to save for retirement and to provide matching contributions on those savings, without regard to the limitations imposed by the Tax Code on 401(k) plans. Refer to the narrative to the Non-Qualified Defined Contribution and Other Deferred Compensation Plans Table on page 40 for additional information about the Excess Plan.

        Effective January 1, 2006, Principal Life made several changes to the broad-based employee retirement program that affected all employees, and similar changes were also made to the corresponding SERP and Excess Plan. In general, the pension and SERP benefit formulas (both traditional and cash balance) were reduced and the 401(k) matching contribution was increased. Employees who were age 47 or older with at least ten years of service on December 31, 2005, could elect to retain the prior benefit provisions. Employees who elected to retain the prior benefits are referred to as "Grandfathered Choice Participants." These changes were made to better align the pension and 401(k) plans with current market practice, while not adversely impacting more tenured employees.

        The value of the retirement and savings plans are targeted to be, in the aggregate, slightly above the median of diversified financial services companies because a large portion of the Company's business centers on the sale of retirement products. The traditional pension plan benefit for Grandfathered Choice Participants has a market value well above the median and the 401(k) plan match for Grandfathered Choice Participants is below market median. These benefits, too, were originally designed to be slightly above market median to attract and retain employees. As retirement plans evolved in the marketplace, their value has changed, leading to the realignment with market in 2006.

        All other benefits are targeted at market median in the aggregate, which supports the Company's benefit strategy and aids in attracting and retaining talent.

Change of Control and Separation Pay

        The Committee believes it is in the best interests of the Company and its shareholders to:

  •
  assure that the Company will have the continued service of its Executives;

  •
  reduce the distraction of these Executives that would result from the personal uncertainties caused by a pending or threatened Change of Control;

  •
  encourage the Executives' full attention and dedication to the Company; and

  •
  provide the Executives with compensation and benefits upon a termination related to Change of Control that are competitive with those of similar businesses.

        For these reasons, the Company has entered into "Change of Control" employment agreements with each of the Executives. These agreements would help the Executives more fairly evaluate a potential acquisition of the Company, particularly when the acquisition would result in termination of the Executive's employment. The terms of and benefits provided under these Change of Control employment agreements are based on market practice and do not impact the decisions made regarding other components of the Named Executive Officers' compensation. When entering into these agreements, the Committee reviewed survey data and the Change of Control practices of other public insurance and financial services companies. The Committee continues to review market practices in this area for potential future changes in these agreements.

        All benefits provided to the Executives upon a Change of Control are paid after both a Change of Control and qualifying termination of employment have occurred (sometimes referred to as a "double-trigger"), except the then current value of the Executive's Excess Plan and SERP will be paid upon a Change of Control to ensure that the value of those plans does not erode upon the sale of the Company or other transaction resulting in a Change of Control.

        The Company's severance plans cover employees whose employment is terminated by the Company due to a reorganization or reduction in the workforce. Additional payments may be permitted in some circumstances as a result of negotiations with Executives, particularly when the Company requests additional covenants from the Executives. Terms of the severance provisions for Mr. Griswell and Mr. Zimpleman were based on market practice, and did not impact the decisions made regarding other components of their compensation.

Perquisites

        The Company has few perquisites for Executives that are not offered to all employees. While he was an employee of the Company, Mr. Griswell used corporate aircraft for personal and business travel, and his family sometimes accompanied him. Mr. Griswell is responsible for income taxes on the amounts related to imputed income for personal use of the aircraft. This perquisite helped maximize Mr. Griswell's efficiency and security while he was CEO. Mr. Zimpleman does not have this perquisite. The Company allows spouses to travel with employees when using the Company plane for business purposes when space is otherwise available. This results in no incremental cost to the Company, but, due to Internal Revenue Service rules, this results in imputed income to the employee. In 2008, employees were grossed up for taxes related to the amount of imputed income; however, this practice was discontinued effective January 1, 2009.

        Executives receive limited financial planning assistance and one physical examination per year. We provide these benefits to help our Executives efficiently manage their time and financial affairs and to allow them to minimize their distractions from business issues. Other than these perquisites, Executives have the same amenities as all other employees, such as tuition and industry education reimbursement and on-site fitness center facilities. The financial planning assistance and tuition reimbursement programs will be suspended in 2009 to reduce corporate expenses, in light of the current economic conditions. The Principal Financial Group Foundation, Inc. matches charitable gifts made by employees of Principal Life, its domestic subsidiaries and affiliates to institutions of higher learning with an annual maximum of $3,500, public and private K-12 schools (annual maximum of $500) and United Way (no maximum). Principal Life matched Mr. Griswell's charitable gifts to institutions of higher learning and entities organized under Tax Code Section 501(c)(3) up to $100,000 per year. The higher match amount for Mr. Griswell reflected his position as a community leader and his strong interest in philanthropy, and was taken into account in the Company's good works budget. This higher match amount ended with Mr. Griswell's retirement as an employee of the Company on December 31, 2008. Subject to the limitations contained in the Tax Code, Principal Life receives charitable contribution tax deductions for these matching gifts.

 Summary Compensation Table

        The following table sets forth the compensation paid to the Named Executive Officers for services provided to the Company and its subsidiaries during 2008.

Name	Year	Salary ($)(1)	Bonus ($)	Non Equity Incentive Compensation(2)	Stock Awards ($)(3)(4)(5)	Option Awards ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(6)	All Other Compensation ($)(7)	Total ($)(8)
Griswell	2008	$1,000,000	$0	$0	$(5,139,307)	$3,389,530	$1,900,925	$283,596	$1,434,744
Chairman	2007	$1,000,000	$0	$1,320,000	$2,821,067	$4,290,707	$2,190,778	$214,976	$11,837,528
	2006	$1,000,000	$0	$2,500,000	$7,184,122	$4,242,446	$1,733,536	$188,820	$16,848,924
Zimpleman	2008	$737,475	$0	$0	$(675,884)	$2,521,694	$1,525,902	$54,719	$4,163,906
President and CEO	2007	$620,354	$0	$682,389	$1,332,557	$1,220,469	$1,391,557	$65,846	$5,313,171
	2006	$582,904	$0	$1,092,945	$873,570	$978,758	$924,352	$53,738	$4,506,267
Gersie	2008	$505,115	$83,344	$0	$(1,026,426)	$645,381	$805,005	$23,777	$1,036,196
Executive Vice	2007	$485,185	$0	$287,472	$552,072	$756,643	$776,607	$29,524	$2,887,502
President and CFO	2006	$465,192	$0	$498,919	$1,369,521	$845,325	$660,484	$29,063	$3,868,504
Lillis	2008	$286,181	$64,104	$0	$(31,490)	$180,520	$260,647	$12,514	$772,476
Senior Vice President and CFO
Houston	2008	$452,154	$0	$144,689	$(210,494)	$485,445	$179,080	$46,543	$1,097,417
President — Retirement and Investor Services
McCaughan	2008	$561,154	$0	$617,269	$(368,420)	$887,834	$222,523	$109,254	$2,029,614
President — Global	2007	$541,154	$0	$1,244,654	$882,340	$821,319	$215,242	$153,137	$3,857,846
Asset Management	2006	$522,115	$0	$1,984,039	$699,431	$808,249	$146,603	$161,151	$4,321,588
Sorensen	2008	$457,808	$0	$134,596	$(219,698)	$538,566	$223,207	$52,997	$1,187,476
Executive Vice President — International Asset Accumulation

(1)
Includes 2008 salary deferred into the qualified 401(k) plan and the Excess Plan, as shown below (information detailing deferrals for 2007 was included in last year's proxy statement):

Name	401(k) Employee Contributions	Excess Plan Employee Contributions	Total Employee Contributions
Griswell	$18,269	$48,461	$66,730
Zimpleman	$14,426	$61,724	$76,150
Gersie	$12,020	$32,889	$44,909
Lillis	$11,092	$13,336	$24,428
Houston	$6,385	$29,788	$36,173
McCaughan	$12,930	$36,508	$49,438
Sorensen	$17,698	$55,973	$73,671
(2)
The amounts shown represent annual incentive compensation awards earned in 2008 and paid in 2009 and include the following amounts deferred into the qualified 401(k) Plan and Excess Plan:

Name	Employee Contributions on Incentive Pay
Griswell	$0
Zimpleman	$0
Gersie	$0
Lillis	$6,710
Houston	$11,575
McCaughan	$49,382
Sorensen	$20,198

(3)
Amounts reported are the aggregate amounts of expense recorded in 2008 for financial accounting purposes in respect of stock awards and stock options outstanding in 2008, including awards and options granted prior to 2008. The assumptions for the valuation of stock and option awards under SFAS 123R for awards included in the Summary Compensation Table:

Grant Date	Exercise Price	Volatility	Expected Term	Dividend Yield	Risk-Free Interest Rate
February 25, 2003	$27.57	38.60	6 years	0.907%	3.15%
February 24, 2004	$36.30	39.20	6 years	1.240%	3.27%
February 28, 2005	$39.02	16.58	6 years	1.410%	4.09%
February 27, 2006	$49.25	16.16	6 years	1.320%	4.64%
June 1, 2006	$54.45	15.56	6 years	1.194%	5.04%
February 26, 2007	$62.63	23.64	6 years	1.277%	4.62%
February 26, 2008	$60.10	25.33	6 years	1.498%	3.14%
May 19, 2008	$56.42	25.97	6 years	1.595%	3.25%

The exercise price also represents the grant date fair value of each RSU or performance share granted on such date.

(4)
Performance shares will be earned and paid in shares of Common Stock only if performance requirements are met or exceeded. The performance shares are eligible for dividend equivalents. The dividend equivalents are also subject to the same performance requirements as the performance share awards and are only earned if the performance measures are met or exceeded.

In addition, RSUs have been awarded to the Named Executive Officers in prior years as a form of long-term incentive compensation.

(5)
The amounts shown reflect the expense recognized during 2008 adjusted for any change in estimated performance from the initial grant.

(6)
Assumptions underlying the determination of the amount of increase in actuarial value for both the qualified and non-qualified pension plans are illustrated on page 37. Changes in these assumptions and compensation changes will impact this value annually. There are no above market earnings.

(7)
All Other Compensation for the Named Executive Officers consists of the following:

Name	Perquisites and Other Personal Benefits(a)	Tax Reimbursements/ Gross-Ups(b)	Principal Life Contributions to Defined Contribution Plans(c)	Total ($)
Griswell	$205,634	$8,362	$69,600	$283,596
Zimpleman	$6,525	$5,599	$42,595	$54,719
Gersie	$0	$0	$23,777	$23,777
Lillis	$1,196	$0	$11,318	$12,514
Houston	$2,575	$1,714	$42,254	$46,543
McCaughan	$566	$339	$108,349	$109,254
Sorensen	$10,243	$0	$42,756	$52,999

  (a)
  Represents the incremental aggregate cost to the Company for all perquisites provided during the year, including personal financial planning services, physical examinations, and Mr. Griswell's personal use of corporate aircraft. Amounts for personal use of corporate aircraft by Mr. Griswell and his family members included in the table represent the aggregate incremental cost to the Company of $184,531. The aggregate incremental cost includes fuel, landing fees, and expenses for pilot meals and lodging. Mr. Griswell pays income taxes on the amount of income imputed to him for personal use of the aircraft, and he is not reimbursed for these taxes.

  (b)
  For the other Named Executive Officers, this represents the amount the Executive was reimbursed for imputed income attributable to business-related events and spouses accompanying the Executive to business-related events.

  (c)
  The amounts shown below are Principal Life's matching contributions to the 401(k) Plan and the Excess Plan. The Excess Plan matching contributions are also included in Principal Life's Contributions in the Non-Qualified Deferred Compensation and Other Deferred Compensation Plan table on page 40.

Name	401(k) Matching Contributions Made by Principal Life	Excess Plan Matching Contributions Made by Principal Life	Total
Griswell	$6,788	$62,812	$69,600
Zimpleman	$5,812	$36,783	$42,595
Gersie	$5,812	$17,965	$23,777
Lillis	$4,650	$6,668	$11,318
Houston	$11,625	$30,629	$42,254
McCaughan	$11,625	$96,724	$108,349
Sorensen	$6,200	$36,556	$42,756
(8)
Sum of the total dollar value of the other columns in this table.

Grants of Plan-Based Awards for Fiscal Year End December 31, 2008

									All Other Option Awards Number of Securities Underlying Options (#)(3)(4)
			Estimated Future Payouts Under Non Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				Exercise or Base Price of Option Awards ($/Sh)(5)
											Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Griswell			$375,000	$1,500,000	$4,500,000
	2/26/2008	2/26/2008				12,479	49,917	99,834			$2,868,011
	2/26/2008	2/26/2008							214,480	$60.10	$3,322,295
Zimpleman			$230,461	$921,844	$9,200,000
	2/26/2008	2/26/2008				8,320	33,278	66,556			$1,912,007
	2/26/2008	2/26/2008							142,985	$60.10	$2,117,385
Gersie			$94,709	$378,836	$1,136,509
	2/26/2008	2/26/2008				2,382	9,528	19,056			$547,437
	2/26/2008	2/26/2008							40,940	$60.10	$634,161
Lillis			$50,082	$200,327	$600,980
	2/26/2008	2/26/2008				286	1,145	2,290			$62,892
	2/26/2008	2/26/2008							7,380	$60.10	$106,081
	5/19/2008	5/19/2008				532	2,127	4,254			$98,709
	5/19/2008	5/19/2008							13,505	$56.42	$184,973
Houston			$113,038	$452,154	$3,700,000
	2/26/2008	2/26/2008				2,157	8,629	17,258			$453,115
	2/26/2008	2/26/2008							37,080	$60.10	$525,291
McCaughan			$350,721	$1,402,885	$5,500,000
	2/26/2008	2/26/2008				3,525	14,101	28,202			$740,480
	2/26/2008	2/26/2008							60,590	$60.10	$858,344
Sorensen			$80,116	$320,466	$4,600,000
	2/26/2008	2/26/2008				1,682	6,726	13,452			$386,446
	2/26/2008	2/26/2008							28,900	$60.10	$427,964

(1)
The target award shown is the maximum aggregate award payable under the Annual Incentive Pay Plan for the Named Executive Officers, based on the Bonus Pool. The maximum amount payable to each Covered Employee is specified on page 23. In determining the actual annual incentive award payable, the Committee may reduce the bonus, based on the bonus targets established as a multiple of base salary, the extent to which the goals that were established for PrinPay were achieved, the Committee's assessment of certain corporate goals and the individual performance of each Covered Employee. As noted in the Summary Compensation Table, Mr. Griswell and Mr. Zimpleman received no annual incentive payments for 2008, and the other Named Executive Officers received the reduced payments referenced in the Non Equity Incentive Compensation Column in the table. Mr. Gersie and Mr. Lillis participated in the PrinPay Plan. Their bonus payments are reflected in the Bonus Column.

(2)
This table reflects performance shares granted on February 26, 2008.

(3)
The options vest in three equal annual installments beginning on the first anniversary of the grant date. The options are not eligible for dividend equivalents. The number of stock options awarded to each Named Executive Officer in a given year is calculated by dividing the present value of one option into the portion of the Adjusted Target Award Opportunity (50%) to be delivered in options, using the Black-Scholes model (but adjusting for the possibility that some options may be forfeited because Executives may terminate their employment prior to the stock options vesting).

(4)
The per-share option exercise price is the closing price of the Common Stock on the date of grant.

(5)
Represents the grant date fair value of the award at target.

Outstanding Equity Awards At Fiscal Year-End December 31, 2008

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have not Vested ($)(2)
Griswell(4)	2/24/2004	200,000	0	$36.30	2/24/2014
	2/28/2005	408,235	0	$39.02	2/28/2015
	2/27/2006	242,890	0	$49.25	2/27/2016	68,735	$1,551,349
	2/26/2007	179,785	0	$62.63	2/26/2017	12,415	$280,207
	2/26/2008	214,480	0	$60.10	2/26/2018	12,772	$288,264
Zimpleman(5)	4/29/2002	41,095	0	$27.48	4/29/2012
	2/25/2003	48,353	0	$27.57	2/25/2013
	2/24/2004	77,790	0	$36.30	2/24/2014
	2/28/2005	108,185	0	$39.02	2/28/2015
	2/27/2006	55,256	27,629	$49.25	2/27/2016	23,456	$529,406
	6/1/2006	746	374	$54.45	6/1/2016	317	$7,155
	2/26/2007	24,978	49,957	$62.63	2/26/2017	5,175	$116,800
	2/26/2008	0	142,985	$60.10	2/26/2018	8,515	$192,184
Gersie(4)	2/25/2003	5,620	0	$27.57	2/25/2013
	2/24/2004	50,850	0	$36.30	2/24/2014
	2/28/2005	68,125	0	$39.02	2/28/2015
	2/27/2006	47,565	0	$49.25	2/27/2016	13,461	$303,815
	2/26/2007	36,615	0	$62.63	2/26/2017	2,529	$57,080
	2/26/2008	40,940	0	$60.10	2/26/2018	2,438	$55,026
Lillis(6)	2/26/2008	0	7,380	$60.10	2/26/2018	293	$6,613
						544	$12,278
	5/19/2008	0	13,505	$56.42	5/19/2018
Houston	2/26/2008	0	37,080	$60.10	2/26/2018	2,208	$49,829
McCaughan	4/29/2002	79,030	0	$27.48	4/29/2012
	2/25/2003	80,950	0	$27.57	2/25/2013
	2/24/2004	74,960	0	$36.30	2/24/2014
	2/28/2005	91,955	0	$39.02	2/28/2015
	2/27/2006	42,506	21,254	$49.25	2/27/2016	18,043	$407,231
	2/26/2007	16,330	32,660	$62.63	2/26/2017	3,383	$76,354
	2/26/2008	0	60,590	$60.10	2/26/2018	3,608	$81,433
Sorensen	2/26/2008	0	28,900	$60.10	2/26/2018	1,721	$38,843

(1)
All options vest in three equal installments on the first, second and third anniversaries of the grant date.

(2)
Assumes a stock price of $22.57 per share, which was the closing price of a share of Common Stock on the last trading day of the year, December 31, 2008, reported for the New York Stock Exchange-Composite Transactions.

(3)
The PSAs granted in 2006 vested on December 31, 2008, PSAs granted in 2007 will vest on December 31, 2009 and PSAs granted in 2008 will vest on December 31, 2010 if the target threshold performance measures have been met. The PSAs granted in 2006 are disclosed at 104% in accordance with FAS 123R.

(4)
The vesting of Mr. Griswell's and Mr. Gersie's outstanding and unvested stock options was accelerated upon their retirements on December 31, 2008.

(5)
Mr. Zimpleman received additional options and PSAs on June 1, 2006, when he was promoted to President and COO.

(6)
Mr. Lillis received additional grants of options and PSAs on May 19, 2008 in connection with his promotion to CFO.

        Executives may defer performance share awards that are earned and would otherwise be paid shortly after the performance period. Annual cash incentive awards, as shown in the Non-Equity Incentive Compensation column of the Summary Compensation Table, may also be deferred into the Excess Plan.

 Option Exercises and Stock Vesting

        The following table provides information concerning the vesting of RSUs and PSAs during calendar year 2008 for each Named Executive Officer on an aggregated basis.

	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Griswell(3)	115,717	$3,539,648
Zimpleman(4)	36,864	$1,042,317
Gersie	21,531	$628,051
Lillis(5)	2,614	$73,320
Houston(6)	16,864	$458,902
McCaughan	28,920	$845,350
Sorensen(7)	14,511	$541,742

(1)
No option exercises occurred in 2008.

(2)
Represents the market value of RSUs granted in 2005 and vested on February 28, 2008 at $57.60, and the market value of PSAs granted in 2006 that settled on February 6, 2009 at $16.83 upon the Committee approval of a financial performance modifier of 116%, in excess of the performance modifier of 104%, expensed in 2008 in accordance with FAS123R.

(3)
Although vested, Mr. Griswell elected to defer settlement of his RSUs to the earlier of his previously elected deferral date or six months following his retirement as an employee (December 31, 2008).

(4)
Although vested, Mr. Zimpleman elected to defer settlement of his RSUs to the earlier of February 28, 2013 or termination of his employment. PSAs granted in 2006 have been deferred to the earlier of December 31, 2013 or termination of his employment.

(5)
Although vested, Mr. Lillis elected to defer settlement of his RSUs to the earlier of January 1, 2019 or termination of his employment.

(6)
Although vested, Mr. Houston elected to defer settlement of his RSUs to the earlier of August 1, 2012 or termination of his employment.

(7)
Although vested, Mr. Sorensen elected to defer settlement of his RSUs to the earlier of March 14, 2011 or termination of his employment.

 Pension Benefits

Name	Plan Name	Number of Years Credited Service(1)	Present Value of Accumulated Benefit at Normal Retirement Age(2)	Payments During Last Fiscal Year
Griswell	Qualified pension	20	$840,349	$0
	SERP	20	$12,025,484	$0
Zimpleman	Qualified pension	35	$988,952	$0
	SERP	35	$5,925,480	$0
Gersie	Qualified pension	38	$1,294,891	$0
	SERP	38	$4,658,944	$0
Lillis	Qualified pension	26	$835,490	$0
	SERP	26	$517,868	$0
Houston	Qualified pension	24	$249,335	$0
	SERP	24	$537,010	$0
McCaughan	Qualified pension	6	$121,685	$0
	SERP	6	$1,068,259	$0
Sorensen	Qualified pension	10	$325,958	$0
	SERP	10	$872,352	$0

(1)
As of December 31, 2008.

(2)
Benefit calculations have been made using the following assumptions:

•
Discount Rate: 6.3% for December 31, 2007 and 6.0% for the December 31, 2008 benefits;

•
Mortality: UP94 projected to 2008 with Scale AA for both December 31, 2007 and December 31, 2008 benefits;

•
Cost of living increase: 1.875% for both December 31, 2007 and December 31, 2008 benefits;

•
No disability;

•
Assumes retirement age of 62 for Mr. Zimpleman and Mr. Lillis, who could retire at such age and receive unreduced benefits under the terms of the plans. Assumes a retirement age of 65 for Mr. McCaughan, Mr. Houston and Mr. Sorensen as they will not have unreduced benefit prior to age 65. Actual retirement ages were used for Mr. Griswell and Mr. Gersie, who have retired.

•
Assumes a spouse 3 years younger; and

•
Cash balance interest crediting rate of 5.5% for December 31, 2007 and for December 31, 2008.

Retirement Plan Information

        Principal Life has a qualified defined benefit retirement plan ("DB Plan") and a SERP. The DB Plan vests in three years of service. The SERP vests the later of one year of plan participation or three years of service. The SERP is coordinated with the qualified pension plan and is designed to restore benefits that otherwise would accrue to Executives in the absence of Tax Code limitations on qualified pension plans and to target a replacement ratio of approximately 65% of average cash compensation, including Social Security benefits and the qualified and non-qualified pension plans. On January 1, 2002, Principal Life amended the DB Plan to include a cash balance pension formula; the SERP was amended similarly in 2003. The impact of these changes is:

  •
  Employees hired before January 1, 2002, will receive the greater of the benefit based on (i) the traditional benefit formula or (ii) the cash balance formula; and

  •
  Employees hired after January 1, 2002, will receive the cash balance formula.

        Effective January 1, 2006, the DB Plan and SERP were amended to reduce future benefit accrual under these plans for Non-Grandfathered Choice Participants(1).

        The pension plan and SERP formulas are illustrated below and reflect the above referenced changes.

Plan Provision	Traditional Benefit Formula for Grandfathered Choice Participants(2)
Benefit Formula — DB Plan	39.2% of Average Compensation(4) below the Integration Level(3) plus 61.25% of Average Compensation(4)above the Integration Level(3).
Benefit Formula — SERP	The SERP benefit formula for employees hired before January 1, 2002 who are also Grandfathered Choice Participants(2) is the greater of:
	•	65% of the employee's Average Compensation(4), offset by the benefits received from Social Security and the DB Plan; and
	•
		The traditional or cash balance pension plan benefit for Grandfathered Choice Participants(2) (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.
Benefit Formula — Cash Balance	The Annual Pay Credits are calculated using the table below.
	Points	Annual Pay Credit
	(age + service yrs)	Contribution on all Pay(5)	Contribution on Pay above Integration Level(6)
	< 40	4.00%	2.00%
	40 – 49	5.50%	2.75%
	50 – 59	7.00%	3.50%
	60 – 69	9.00%	3.50%
	70 – 79	11.50%	5.75%
	80 or more	14.00%	7.00%
Reduction if payments start earlier than Normal Retirement Age
	The Company subsidizes early retirement if the Executive remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits.

	If the Executive retires after Early Retirement Age but before Normal Retirement Age (age 65), those benefits received by the Executive prior to age 62 are reduced to reflect payments are beginning at an earlier age. The early retirement benefits range from 75% at age 57 to 95% at age 61.

	If the Executive terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.
	This benefit receives a Cost of Living(7) adjustment after retirement benefits commence.

Plan Provision	Traditional Benefit Formula for Non-Grandfathered Choice Participants(1)
Benefit Formula — DB Plan	35% of Average Compensation(4) below the Integration Level(3) plus 55% of Average Compensation(4) above the Integration Level(3).
Benefit Formula — SERP	The SERP benefit formula for employees hired before January 1, 2002 who are Non-Grandfathered Choice Participants(1) is:
	•
		The traditional or cash balance pension plan benefit for Non-Grandfathered Choice Participants(1) (whichever is greater) without regard to Tax Code limits, offset by the benefit that can be provided under the DB Plan.

	A different benefit formula was in effect until January 1, 2006 for the DB Plan and SERP. For employees that were active participants of the plan on December 31, 2005, their accrued benefit on any date will not be less than their accrued benefit determined as of December 31, 2005.
Benefit Formula — Cash Balance	The Annual Pay Credits are calculated using the table below.
	Points	Annual Pay Credit
	(age + service yrs)	Contribution on all Pay(5)	Contribution on Pay above Integration Level(6)
	< 40	3.00%	1.50%
	40 – 59	4.00%	2.00%
	60 – 79	5.50%	2.75%
	80 or more	7.00%	3.50%
Reduction if payments start earlier than Normal Retirement Age
	The Company subsidizes early retirement if the Executive remains employed until Early Retirement Age (age 57 with 10 years of service), which is the earliest date an employee may begin receiving retirement benefits. The subsidy is less for benefits accrued after December 31, 2005.

	If the Executive retires after Early Retirement Age but before Normal Retirement Age (age 65), those benefits received by the Executive prior to age 62 are reduced to reflect payments are beginning at an earlier age. The early retirement benefits range from 75% at age 57 to 95% at age 61 (and 97% at age 64 for benefits earned after December 31, 2005).

	If the Executive terminates employment before reaching Early Retirement Age, Principal Life does not subsidize early retirement. The early retirement benefits range from 58.6% at age 57 to 92.8% at age 64.
	Benefits accrued as of December 31, 2005 receive a Cost of Living(7) adjustment after retirement benefits commence.

        Mr. Griswell, Mr. Zimpleman, Mr. Gersie, and Mr. Lillis are Grandfathered Choice Participants(2). Mr. McCaughan, Mr. Houston and Mr. Sorensen are not. Mr. McCaughan will receive the cash balance benefit when he retires. Mr. Houston and Mr. Sorensen will receive the greater of the cash balance benefit or traditional pension formula.

Distributions

        Participants receive an annuity under the traditional benefit formula in the qualified pension plan. The earliest this benefit may be received is at age 57 with ten years of service. The qualified cash balance benefit formula in the pension plan allows for benefits in the form of an annuity or as a lump sum (payable immediately upon termination/retirement or deferred to a later date).

        SERP benefits may be paid as a lump sum at termination/retirement, or as an annuity at the later of age 57 or termination/retirement. All benefit payments for key employees, including the Named Executive Officers, will be made no earlier than six months after termination, as required by Section 409A of the Tax Code.

        Distributions may also be allowed at disability, death, change of control, age 65, or a specific date not before age 60.

(1)
Non-Grandfathered Choice Participants are employees that were employed as of December 31, 2005, but didn't satisfy the age or service requirements as of that date or employees that met the requirements but elected not to retain prior benefits.

(2)
Grandfathered Choice Participants are employees who were age 47 or older with at least ten years of service on December 31, 2005, and who elected to retain the prior benefit provisions under the qualified pension plan and the SERP and to forego receipt of the additional matching contributions offered under the 401(k) and Excess Plans.

(3)
The Covered Compensation Table.

(4)
The highest five consecutive years' total pay out of the past ten years of Pay. "Pay" is the Named Executive Officer's base salary and annual incentive bonus.

(5)
"Pay" is the Named Executive Officer's base salary and annual incentive bonus.

(6)
The Social Security Taxable Wage Base.

(7)
Seventy-five percent of the Consumer Price Index. An average is taken for October through September and applied to the following year.

Non-Qualified Defined Contribution and Other Deferred Compensation Plans

Name	Executive Contributions in last Fiscal Year ($)(1)	Principal Life Contributions in last Fiscal Year ($)(2)	Aggregate Earnings in last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last Fiscal Year End ($)(3)
Griswell	$125,632	$62,812	$(650,745)	$0	$2,181,769
Zimpleman	$122,611	$36,783	$(794,274)	$0	$893,304
Gersie	$47,907	$17,965	$(346,761)	$0	$559,683
Lillis	$13,336	$6,668	$(58,120)	$0	$96,302
Houston	$40,839	$30,629	$(250,689)	$0	$349,478
McCaughan	$128,965	$96,724	$(1,465,765)	$0	$1,195,698
Sorensen	$91,391	$36,556	$(426,156)	$0	$713,906

(1)
The amounts shown as "Executive Contributions" have either been included in the Salary column of the Summary Compensation Table on page 32 or represent annual incentive payment deferrals earned in 2007 and credited to the Executives' accounts during 2008.

(2)
The amounts shown as "Principal Life Contributions" are included in the "All Other Compensation Column" of the Summary Compensation table on page 32.

(3)
The end of year 2008 "Aggregate Balances" include the following deferrals and matching contributions from years prior to 2008:

Name	Employee Deferral Prior To 1/1/2008	Employer Match Prior To 1/1/2008	Total
Griswell	$1,337,977	$545,633	$1,883,610
Zimpleman	$850,289	$181,335	$1,031,624
Gersie	$398,524	$152,715	$551,239
Lillis	$61,133	$25,932	$87,065
Houston	$254,850	$109,968	$364,818
McCaughan	$827,804	$453,664	$1,281,468
Sorensen	$498,840	$165,654	$664,494

Qualified 401(k) Plan and Excess Plan

        The qualified 401(k) plan allows for deferral of one to 15% of base salary and one to 100% of awards under the Annual Incentive Plan or PrinPay Plan up to the limits imposed by the Tax Code. Principal Life provides matching cash contributions of (i) 50% of deferrals, up to a maximum deferral of six percent of the employee's pay (base salary and annual bonus) for Grandfathered Choice Participants and (ii) 75% of deferrals, up to a maximum of eight percent of the employee's pay (base salary and annual bonus) for all other participants.

        The qualified 401(k) plan offers 20 investment options (including the Company's Common Stock) and investment return is based on the participant's investment direction. Distributions from the plan are allowed at various times including at termination of employment, death and disability. Vesting in the qualified plan before January 1, 2006 is a five-year graded schedule and is a three-year cliff schedule after this date.

        The Excess Plan allows for deferral of one to 15% of base salary and deferral of one to 100% of awards under the Annual Incentive Plan or PrinPay Plan. Principal Life provides matching cash contributions identical to those in the 401(k) Plan, but without regard to the limitations on such contributions imposed under the Tax Code. Nineteen investment options (set out below) are available in which plan participants can direct their investments, and the participants' investment return is based on their investment selections. Deferrals and matching contributions in the Excess Plan are immediately vested. Distributions from the Excess Plan are allowed at various times, including termination of employment, death, specified date, disability, change of control, mandatory distribution at age 65 and in the event of an unforeseeable emergency.

        The following funds are the investment options available to all participants in the Excess Plan:

Investment Option	1 Year Rate Of Return (12/31/2008)
Principal LargeCap Value III Inst Fund	(40.81)%
Principal LargeCap Value Inst Fund	(35.28)%
Principal LargeCap Blend I Inst Fund	(36.31)%
Principal LargeCap S&P 500 Index Inst Fund	(37.17)%
Principal LargeCap Growth Inst Fund	(42.76)%
Principal LargeCap Growth I Inst Fund	(40.60)%
Principal MidCap Blend Inst Fund	(33.75)%
Principal MidCap Growth III Inst Fund	(48.48)%
Principal SmallCap Value III Inst Fund	(29.41)%
Principal SmallCap S&P 600 Index Inst Fund	(31.09)%
Principal SmallCap Growth II Inst Fund	(42.22)%
Principal Real Estate Securities Inst Fund	(32.62)%
Principal International Emerging Markets Inst Fund	(54.46)%
Principal Diversified International Inst Fund	(46.24)%
Principal LifeTime Strategic Income Inst Fund	(22.29)%
Principal LifeTime 2010 Inst Fund	(30.27)%
Principal LifeTime 2020 Inst Fund	(33.70)%
Principal LifeTime 2030 Inst Fund	(36.26)%
Principal LifeTime 2040 Inst Fund	(38.10)%
Principal LifeTime 2050 Inst Fund	(39.04)%
Principal Money Market Inst Fund	2.69%
Principal Bond & Mortgage Securities Inst Fund	(14.21)%
Principal Government & High Quality Bond Inst Fund	(1.56)%
Principal Financial Group, Inc. Employer Stock Fund	(66.37)%

 Payments Upon Termination

Employment Agreements

        The Company had an employment agreement dated April 1, 2004, with Mr. Griswell for his service as the Company's Chairman. The agreement was amended on March 20, 2008 to recognize Mr. Griswell's departure from the role of CEO on May 1, 2008, and his retirement date of December 31, 2008. This agreement expired on December 31, 2008.

        The Company had an employment agreement with Mr. Zimpleman as COO, and has an employment agreement dated May 1, 2008, with Mr. Zimpleman for his service as the Company's President and CEO. The employment agreement has an initial term through May 1, 2011, but the term of the agreement automatically extends to create a new one-year term unless either Mr. Zimpleman or the Company notifies the other of the intention not to extend the agreement. Because Mr. Griswell elected to retire on December 31, 2008, no severance benefits were payable to him. Under his employment agreement, Mr. Zimpleman is entitled to certain benefits if his employment involuntarily terminates under certain circumstances other than upon a Change of Control. The following table illustrates the amounts that would have been payable to him had he been involuntarily terminated on December 31, 2008.

Payments Upon Termination

Name	Lump Sum Payment	Benefits Following Termination	Value of Retirement Enhancement	Outplacement	Total
Zimpleman(a)	$2,700,000	$13,492	$0	$10,000	$2,723,492

(a)
The lump sum amount is one and one-half times the sum of Mr. Zimpleman's annual base salary and target annual bonus. He would have received life and medical insurance and dental benefits for 24 months following termination (the cost to the Company is illustrated, minus the contributions Mr. Zimpleman would pay).

Severance Plans

        All Named Executives Officers (except Mr. Zimpleman who has an employment contract that provides for severance benefits that were described above, and Mr. Griswell and Mr. Gersie, who retired on December 31, 2008) are eligible for severance under The Principal Severance Plan for Senior Executives ("Severance Plan") if they are terminated as a result of lay-offs, position elimination or similar reasons. Executives are disqualified from receiving severance benefits if they take another job with Principal Life, fail to sign a release of claims against Principal Life, and/or other specified reasons. If Mr. McCaughan is terminated, without "Cause", as that term is defined in the Change of Control Employment Agreements, he will be paid (i) one year's base compensation and one year's annual bonus at target, and (ii) all other accrued entitlements, in accordance with the terms of the relevant plan.

        The benefit payable under the Severance Plan is the greater of one week of base salary for each year the Executive worked for Principal Life; or two weeks of base salary for each $10,000 of the Executive's annual base salary (rounded to the nearest $10,000). The Severance Plan has a minimum benefit of six weeks of base salary and a maximum benefit of 52 weeks of base pay. The Severance Plan also provides for three months of reimbursement of premium for continuation of medical, dental and vision insurance under COBRA. Those Named Executive Officers who do not have employment agreements providing for a severance benefit would receive the following benefits under the Severance Plan if they otherwise qualify. This table assumes that severance benefits are payable on December 31, 2008.

Name	Severance	Outplacement Services	COBRA Reimbursement	Total
Lillis	$319,000	$9,500	$1,161	$329,661
Houston	$436,000	$9,500	$3,691	$449,191
McCaughan	$1,977,500	$9,500	$2,199	$1,989,199
Sorensen	$462,000	$9,500	$2,452	$473,952

        In circumstances in which the Severance Plan does not apply, the Human Resources Committee would determine any severance benefits paid to the Named Executive Officers, in its discretion.

 Change of Control Employment Agreements

        The Company has entered into Change of Control Employment Agreements with each of the Named Executive Officers. These Change of Control Employment Agreements have a term of two years and will automatically renew for successive one-year periods unless the Company provides a notice electing not to extend the term. If during the term of these agreements a "pre-change of control event" or a "change of control" occurs, the term of the agreements will extend until the second anniversary of a Change of Control.

        The severance and other benefits provided under these agreements will be available to covered Executives upon a Change of Control, if their employment is terminated following or in connection with a pre-change of control event, or if any third party ends or adversely changes the terms and conditions of the Executive's employment. Such termination or change in employment is deemed to have occurred immediately following the date on which a Change of Control occurs, rather than at the time the termination or change in employment actually occurs. Under these Change of Control Employment Agreements, a "pre-change of control event" means:

  •
  an offer that would result in a third party owning 40% or more of the Company's voting securities;

  •
  a proxy solicitation or contest for the election of one or more members of the Company's Board; or

  •
  an agreement that would result in Change of Control.

        Under these Change of Control Employment Agreements, a Change of Control means:

  •
  any person becoming an owner of 40% or more of the Company's Common Stock;

  •
  the directors on the Board on the date of the agreements are no longer a majority of the Board;

  •
  a merger, reorganization, consolidation or similar transaction in which the shareholders of the Company do not continue to own more than 60% of the voting securities of the surviving corporation or its ultimate parent corporation; or

  •
  approval by the shareholders of the Company of a sale of its assets or a plan of liquidation.

        These Change of Control Employment Agreements also:

  •
  provide that the Executives receive specified salary, annual incentive compensation and benefits for a period of two years following a Change of Control if the Executive's employment continues after the Change of Control;

  •
  provide that if the successor to the Company agrees to issue equity to replace the equity awards the Executives received from the Company, the Executive's outstanding equity awards will continue or will become equity related to the common stock of the successor company ("Successor"). Any outstanding performance-based equity awards will be converted into time-vesting restricted stock or RSUs for Company stock (or the stock of the Successor). If a conversion into the Successor's equity is necessary or appropriate, and the Successor does not agree to such substitution, then any such awards that are not converted will become fully vested, exercisable and/or distributable upon the Change of Control. In addition, the Change of Control Employment Agreements and equity award agreements specify that the Committee (as made up immediately prior to the Change of Control) determines whether awards will be settled in cash;

  •
  provide for severance and other benefits if the Executive's employment is terminated without "cause" or by the Executives voluntarily for "good reason." A termination without cause or by the Executive for good reason is referred to as "qualifying termination;" and

  •
  provide that the Executives will vest in all benefits previously accrued under the SERP and Excess Plans, and these benefits will be paid in accordance with these plans.

        The benefits the Executive receives upon a Change of Control, without termination of employment, include the current vested account balance in the Excess Plan and the current vested benefit in the SERP, according to change of control distribution elections on file for these plans.

        For purposes of the Change of Control Employment Agreements, "Good Reason" means negative changes in the terms and conditions of the Executive's employment, consisting of:

  •
  failure to pay base salary or any required increase in salary;

  •
  failure to pay the annual bonus or a reduction in annual bonus opportunity;

  •
  material adverse change in position, authority or duties;

  •
  material reduction in the aggregate compensation and benefits;

  •
  relocation to any office or location other than where the Executive worked before the Change of Control;

  •
  any material breach of the Change of Control Employment Agreement;

  •
  any termination the Company claims is for procedural requirements pursuant to the Change of Control Employment Agreements; or

  •
  the failure of the Company's successor to be bound by the Change of Control Employment Agreements.

        "Cause" means any one or more of the following:

  •
  commission of certain crimes;

  •
  the Executive's misconduct or habitual neglect of duties; or

  •
  the Executive's willful or intentional breach of the Executive's Change of Control Agreement.

        The benefits to be paid or provided under the Change of Control Employment Agreements if termination occurs for Good Reason or without Cause consist of:

  •
  For the CEO, Division Presidents and Executive Vice Presidents, a lump-sum severance benefit equal to three times and for senior vice presidents two times the sum of the annual base salary and target annual bonus.

  •
  immediate vesting of all stock options, stock appreciation rights, shares of restricted stock, performance shares, RSUs and deferred stock units;

  •
  a pro-rated annual bonus for the year of termination minus the amount paid for the bonus at the time of the Change of Control;

  •
  for the CEO, Executive Vice Presidents and Division Presidents, an increase in retirement benefits as though the Executive (i) was fully vested in, (ii) had three additional years of service and was three years older (for Senior Vice Presidents, as though the Executive had two additional years of service and was two years older) and (iii) received the lump-sum severance benefits described above (excluding the long-term incentive plan bonuses) as covered compensation during such assumed additional years of service;

  •
  an additional payment to offset any excise taxes imposed under Section 4999 of the Tax Code, if the aggregate amount of "parachute payments" (as defined in Section 280G of the Tax Code) to the Executive exceeds 110% of the Safe Harbor amount (as described in footnote 6 on the following page, the Safe Harbor amount is the amount not subject to the excise tax) subject to certain limits contained in the agreements; and

  •
  the reimbursement for legal fees and other related expenses to enforce the agreements.

        In addition, until the third anniversary of the date of the Executive's termination, the Executive and his or her eligible family members will receive medical, prescription drugs, dental, vision, group term life insurance, and accidental death and dismemberment coverage comparable to those received by Executives whose employment continues.

        Pursuant to these Change of Control Employment Agreements, Mr. Zimpleman has agreed that for 18 months, and the other Named Executive Officers for one year, following a termination of employment that results in the Executive receiving the severance benefits described above, the Executive will not work for a competing business, solicit employees or customers, or interfere with the relationships of the Company, its affiliates and subsidiaries with their employees or customers.

Potential Payments Upon Termination Related to a Change of Control

        The following table describes the potential payments upon involuntary termination without Cause or voluntary termination for Good Reason following a Change of Control:

        The calculations assume:

  •
  termination occurred on December 31, 2008;

  •
  per share price of the Company's Common Stock was $22.57, which was the closing price as of December 31, 2008, the last trading day of the year; and

  •
  that because Mr. Griswell and Mr. Gersie had each previously elected to retire as of December 31, 2008, no benefits would be payable to them pursuant to their Change of Control Employment Agreements.

	Zimpleman	Lillis	Houston	McCaughan	Sorensen
Cash Severance(1)	$5,400,000	$1,084,600	$2,766,000	$5,932,500	$2,356,200
Spread on Previously Unvested Options(2)	$0	$0	$0	$0	$0
Value of Previously Unvested Restricted Stock and Performance Shares(3)	$0	$0	$0	$0	$0
Benefits Continuation(4)	$50,773	$47,352	$70,399	$72,986	$55,333
Accelerated Pension Benefit(5)	$4,859,510	$1,057,894	$457,446	$700,564	$430,118
Golden Parachute Excise Tax Gross-Up(6)	$4,719,660	$976,000	$1,400,900	$0	$0
Total Termination Benefits (before taxes)	$15,029,943	$3,165,846	$4,694,745	$6,706,050	$2,841,651

(1)
Cash severance equals three times the sum of base salary and target annual bonus for all Executives except Mr. Lillis, who would receive two times this amount. In addition, the Executives would be entitled to a pro-rata bonus for the year of termination. However, because we assume the termination date is December 31, 2008, any bonus for 2008 would already be earned, and therefore no pro-rata bonus would be included in the Golden Parachute Excise Tax Gross-Up calculation.

(2)
Equals the difference between the year-end stock price of $22.57 and the exercise price of unvested options as of December 31, 2008, where vesting would be accelerated.

(3)
Equals the full value of unvested restricted shares and unearned performance shares as of December 31, 2008, where vesting would be accelerated, at a stock price of $22.57. Performance shares granted in 2006 are valued at 116% of the target number of shares, and performance shares granted in 2007 and 2008 are valued using 0% of the target number of shares, based on our performance-to-date as of December 31, 2008.

(4)
Includes the estimated cost of continued medical, dental, vision, and life insurance for three years after the Executive's termination and outplacement services, except for Mr. Lillis, who would receive these benefits for two years.

(5)
Represents the lump-sum present value of the accelerated vesting of unvested retirement benefits, including three additional years of service and age and including the cash severance benefits as covered compensation during such additional years of service, except for Mr. Lillis, who would receive two years additional service and age.

(6)
Under the Change of Control Employment Agreements, if an Executive incurs an excise tax under Section 4999 of the Tax Code as a result of an "excess parachute payment" arising from severance payments, the accelerated vesting of equity compensation awards, and other benefits, the Executive's total payments will either be reduced or the Executive will be entitled to an additional payment (an "excise tax gross-up") to offset any excise tax, so that after payment of the excise tax and all income and excise taxes applicable to the gross-up payment, the Executive would receive the same amount of severance had the excise tax not applied. If the total parachute payment exceeds the Tax Code Section 280G safe harbor by more than 10%, the Executive will receive the excise tax gross-up. If the total parachute payment exceeds the safe harbor by less than 10%, the total parachute payment will be reduced to the safe harbor, so as not to incur any excise taxes.

        To calculate the excise tax gross-up liability, the following assumptions were used:

  •
  The Tax Code Section 280G safe harbor is 2.99 times each Executive's "base amount." Each Executive's base amount was calculated by taking the average W-2 income (box 1) from the past five years.

  •
  Excise tax rate of 20% and combined state and federal personal income tax rates of 42.45% for Mr. Zimpleman, Lillis, Houston and Sorensen and 43.125% for Mr. McCaughan.

  •
  The stock award parachute calculations for purposes of Tax Code Section 280G were based on the safe-harbor Black-Scholes valuation methodology in Rev. Proc. 2003-68, using the most recent GAAP FAS 123R option valuation assumptions: volatility 25.4%, risk-free interest rate 3.1%, dividend yield 1.51%, expected term 90 days (options expire 90 days (or the remaining term, if less) from the date of termination for any without-cause termination).

PROPOSAL THREE — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to shareholder ratification, the Audit Committee has appointed the firm of Ernst & Young LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2008. The Company or Principal Life has used Ernst & Young LLP as its independent auditor for several years. Ratification of the appointment of auditors requires the affirmative vote of a majority of the shares represented at the meeting and voting on the matter. If the shareholders do not ratify this appointment, the Audit Committee will consider the matter of the appointment of independent auditors.

        The Board of Directors recommends that shareholders vote "for" such ratification.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions relating to the audit of the Company's 2008 consolidated financial statements.

Audit Fees

        The Company estimates that the aggregate fees billed by its independent registered public accounting firm in 2008 and 2007 for professional services rendered in connection with regulatory audits in accordance with US GAAP, statutory, or foreign accounting principles; consultation on matters addressed during these audits; review of documents filed with regulators including the SEC; other engagements required by statute; or engagements that generally only the Company's independent registered public accounting firm can reasonably provide, such as comfort letters or consents, were approximately $7,333,500 and $6,966,000, respectively.

Audit Related Fees

        The Company estimates that the aggregate fees billed by its independent registered public accounting firm in 2008 and 2007 for professional services rendered in connection with audit-related services such as financial statement audits of employee benefit plans, financial statement audits not required by statute or regulation, accounting consultations in connection with proposed transactions or emerging accounting standards, and other attest and related advisory services not required by statute or regulation, were approximately $1,178,000 and $1,365,000, respectively.

Tax Fees

        The Company estimates that the fees billed by its independent registered public accounting firm for professional services rendered in connection with tax services consisting of tax consultations and compliance totaled approximately $27,000 in 2008, and approximately $30,000, all related to tax compliance activities in 2007. Tax compliance generally involves preparation, assistance or attestation related to tax filings in various domestic and non domestic jurisdictions. Tax consultation generally involves assistance in connection with tax audits, filing appeals, and developing tax-efficient structures for subsidiary operations.

All Other Fees

        The Company paid no fees to its independent registered public accounting firm in 2008 and 2007 for any other services not described in the three categories listed immediately above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Except as otherwise indicated below, the following table shows, as of March 9, 2009, beneficial ownership of shares of Common Stock by (i) the only shareholders known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each Director, (iii) each Named Executive Officer and (iv) all current Directors and executive officers as a group. Except as otherwise indicated below, each of the individuals named in the table has sole voting and investment power, or shares such powers with his or her spouse, with respect to the shares set forth opposite his or her name.

Name	Number of Shares Beneficially Owned(1)	Percent of Common Stock Outstanding
Nippon Life Insurance Company(2) 3-5-12 Imabashi Chuo-ku Osaka, 541-8501, Japan	18,137,000	7.0%
UBS AG(3) Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	13,876,092	5.4%
Betsy J. Bernard	14,481	*
Jocelyn Carter-Miller	14,651	*
Gary E. Costley	22,133	*
Michael T. Dan	2,942	*
C. Daniel Gelatt(4)	318,536	*
Sandra L. Helton	21,923	*
William T. Kerr	15,218	*
Richard L. Keyser	17,442	*
Arjun K. Mathrani	11,589	*
Elizabeth E. Tallett	18,050	*
Therese M. Vaughan	0	*
Michael H. Gersie(5)	311,051	*
J. Barry Griswell(5)	1,414,469	*
Daniel J. Houston(5)	206,371	*
Terrance J. Lillis(5)	39,147	*
James P. McCaughan	485,678	*
Norman R. Sorensen(5)	138,028	*
Larry D. Zimpleman	481,408	*
All Directors and executive officers as a group (24 persons)	997,155	*

*
The number of shares represents less than one percent of the number of shares of Common Stock outstanding.

(1)
Includes beneficial ownership of shares which each person named in this table has the right to acquire on or before May 8, 2009 pursuant to previously awarded stock options, RSUs, and performance units that, although scheduled to be paid in shares in more than 60 days, would be paid immediately upon termination of service, as follows: Ms. Bernard, 12,826; Ms. Carter-Miller, 14,481; Dr. Costley, 12,826; Mr. Dan, 2,942; Dr. Gelatt, 16,826; Ms. Helton, 12,826; Mr. Kerr, 14,481; Mr. Keyser,16,417; Mr. Mathrani, 11,589; Ms. Tallett, 16,417; Mr. Gersie, 266,565; Mr. Griswell, 1,330,430; Mr. Houston, 182,549; Mr. Lillis, 31,444; Mr. McCaughan, 443,511; Mr. Sorensen 124,665; Mr. Zimpleman, 467,262; and all other executive officers as a group, 923,601.

(2)
The information regarding beneficial ownership by Nippon Life Insurance Company is based solely on a Schedule 13G filed by it with the SEC on February 28, 2008, which provided information as of February 21, 2008. According to the Schedule 13G, Nippon Life has sole voting power with respect to 18,137,000 shares; shared voting power with respect to 0 shares; sole investment power with respect to 18,137,000 shares; and shared investment power with respect to 0 shares.

(3)
The information regarding beneficial ownership by UBS AG is based solely on a Schedule 13G filed by it with the SEC on February 13, 2009, which provided information as of December 31, 2008. According to the Schedule 13G, UBS AG, for the benefit and on behalf of UBS Global Asset Management (Americas) Inc., its global asset management division, has sole voting power with respect to 11,280,308 shares; shared voting power with respect to 0 shares; sole investment power with respect to 0 shares; and shared investment power with respect to 13,876,092 shares.

(4)
Includes 301,506 shares held by Gingko LLC of which Dr. Gelatt is a controlling shareholder, director and executive officer.

(5)
Includes the following shares held in the Demutualization separate account for the benefit of each person indicated, as to which none of such persons has voting power: Mr. Gersie, 734; Mr. Griswell, 414; Mr. Houston, 370; Mr. Lillis, 36; and Mr. Sorensen, 340.

        In addition to beneficial ownership of Common Stock, the Company's Directors and executive officers also hold different forms of "stock units" that are not reported in the security ownership table but represent additional financial interests that are subject to the same market risk as Common Stock. These units include shares that may be acquired after May 8, 2009 pursuant to previously awarded stock options, RSUs, performance share units and non-transferable accounting-entry units such as phantom stock units issued pursuant to Company stock-based compensation and benefit plans. The value of such units is the same as the value of the corresponding number of shares of Common Stock.

        See "Directors' Compensation" for a discussion of the options and RSUs granted to non-employee Directors under the Principal Financial Group, Inc. 2005 Directors Stock Plan and the phantom stock units credited to Directors who participate in the Deferred Compensation Plan for Non-Employee Directors of Principal Financial Group, Inc. See "Compensation Disclosure and Analysis" for a discussion of the performance units credited to officers who defer receipt of awards under a long-term performance plan, the options and RSUs granted under the 2005 Stock Incentive Plan, and phantom stock units credited to officers that defer salary into an employer stock fund available under the Excess Plan.

        As of March 9, 2009, the Directors and executive officers named in the security ownership table hold a pecuniary interest in the following number of units: Ms. Bernard, 1,597; Ms. Carter-Miller, 1,597; Dr. Costley, 7,722; Mr. Dan, 1,597; Dr. Gelatt, 1,597; Ms. Helton, 1,597; Mr. Kerr, 4,181; Mr. Keyser, 1,597; Mr. Mathrani, 11,221; Ms. Tallett, 4,921; Mr. Gersie, 113; Mr. Griswell, 67,749; Mr. Houston, 167,520; Mr. Lillis, 58,603; Mr. McCaughan, 246,351; Mr. Sorensen, 131,159; and Mr. Zimpleman, 507,448.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports of ownership of Company securities and changes in reported ownership. Officers, Directors and greater than ten-percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2008, the Company's officers, Directors and greater than ten-percent owners timely filed all reports they were required to file under Section 16(a).

APPENDIX A

PRINCIPAL FINANCIAL GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of May 19, 2009)

SECTION 1

PURPOSE

        The purpose of the Principal Financial Group, Inc. Employee Stock Purchase Plan (the "Plan") is to encourage and facilitate stock ownership by Employees by providing a continued opportunity to purchase Common Stock through voluntary after-tax payroll deductions and cash contributions. The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Code.

SECTION 2

DEFINITIONS

        2.1    Definitions.    Whenever used herein, the following terms shall have the respective meanings set forth below:

          a)    "Board" means the Board of Directors of the Company.

          b)    "Cash Contributions" means an Employee's contributions, other than Payroll Contributions, pursuant to Section 5.4.

          c)     "Code" means the Internal Revenue Code of 1986, as amended.

          d)    "Committee" means the Human Resources Committee of the Board or such other committee of the Board as the Board shall designate from time to time.

          e)    "Common Stock" means shares of the Common Stock of the Company.

          f)     "Company" means Principal Financial Group, Inc., a corporation organized under the laws of the State of Delaware, and any successor thereto.

          g)     "Compensation" means base salary, incentive compensation and overtime, determined without regard to any salary reduction contributions under qualified cash or deferred arrangement or a cafeteria plan, in each case meeting the applicable requirements of the Code. With respect to employees of the Company and its Subsidiaries who are compensated on a commission basis, such commissions shall be treated as base salary on such basis and in accordance with such rules as the Plan Administrator shall from time to time establish.

          h)    "Custodian" means the bank, trust company or other entity selected by the Plan Administrator to serve as the custodian under the Plan.

          i)     "Date of Exercise" means any date or dates during an Offering Period that the Plan Administrator shall designate as a Date of Exercise, provided that, if no other Exercise Date shall have occurred in any calendar year, the last trading day of such calendar year shall be a Date of Exercise.

          j)     "Date of Grant" means the date upon which an Option is granted, as set forth in Section 5.2.

          k)    "Effective Date" means the effective date of the Plan of Conversion.

          l)     "Employee" means each officer or common law employee of the Company and of any Subsidiary whose employees are expressly permitted to participate in the Plan by the Plan Administrator. To the extent determined by the Plan Administrator, insurance agents of the Company or any of its Subsidiaries who are statutory (but not common law employees) may also be permitted to participate in the Plan. "Employee" does not include independent contractors, (individuals who are not on Company's payroll and for whom no income taxes are withheld, who are providing services pursuant to a contract, typically to multiple clients, on a temporary basis and who control the time, place and manner of delivering the service, including any individual having a status with Company as other than a common law employee regardless of whether such individual is subsequently determined to be a common law employee or an employee for any other purpose).

          m)   "Employer" means the Company and each Subsidiary whose employees are expressly permitted to participate in the Plan by the Plan Administrator.

          n)    "Fair Market Value" means, on any date, the closing price of a share of Common Stock as reported on the principal national stock exchange on which the stock is traded, or the last reported sales transaction on the principal national system of automatic quotations on which transactions in the Common Stock are reported, on such date. In the event that there are no Common Stock transactions reported on such exchange or such quotation system on any such date, Fair Market Value shall mean the closing price of a share of Common Stock on the last trading day on which transactions in the Common Stock were so reported.

          o)    "Individual Account" means a separate account maintained by the Custodian for each Employee participating under Section 5 hereof.

          p)    "Offering Period" means the period of time from the Date of Grant of any Option and until the expiration of the Option term of such Option.

          q)    "Option" means an option to purchase Common Shares granted to an Employee under Section 5.

          r)     "Option Price" has the meaning set forth in Section 5.6.

          s)     "Parent" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

          t)     "Payroll Contributions" means an Employee's after-tax contributions of Compensation by payroll deduction pursuant to Section 5.4.

          u)    "Plan Administrator" means a committee comprised solely of directors, officers or employees of the Company or any of its Subsidiaries selected by the Committee.

          v)     "Plan of Conversion" means the Plan of Conversion of Principal Mutual Holding Company.

          w)    "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations (other than the Company) in the chain. Notwithstanding the foregoing, so long as the Plan Administrator determines that it will not affect the ability of the Plan to meet the requirements of Section 423 as to Employees of the Company and Subsidiaries described in the immediately preceding sentence, the term Subsidiary may also include any other entity in which the Company owns, directly or indirectly, at least 50% of the equity interests in such entity and has effective control over such entity.

          x)     "Terminating Event" means a participating Employee's termination of employment for any reason or any other event which causes such Employee to no longer meet the requirements of Section 4.

          y)     "Total Contributions" means, with respect to an Employee on any given date, the aggregate of the Payroll Contributions and Cash Contributions of such Employee on or prior to such date.

SECTION 3

ADMINISTRATION

        The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive. The Plan Administrator may delegate responsibility for the day to day operation and administration of the Plan to any officer or employee or group of officers or employees of the Company or any of its Subsidiaries. Notwithstanding anything else contained in the Plan to the contrary, no action shall be taken, and no Option shall be granted or distribution made, under the Plan which contains any term or condition that would violate any provision of the Plan of Conversion.

SECTION 4

ELIGIBILITY

        4.1    General Rule.    Except as otherwise provided herein, all Employees shall be eligible to participate in the Plan.

        4.2    Exclusions.    Notwithstanding the provisions of Section 4.1, the Plan Administrator, at its sole discretion, may (but is not required to) exclude from participation in any offering made under the Plan any employees (i) whose customary employment is twenty (20) hours or less per week, (ii) who are temporary or seasonal employees whose employment is for not more than five (5) months in any calendar year, (iii) who are highly compensated employees or any class of highly compensated employees (within the meaning of Section 414(q) of the Code), but only to the extent that such exclusion is necessary to satisfy the requirements of the Plan of Conversion or (iv) who terminate employment or are terminated for any reason. Additionally, notwithstanding Section 4.1, any Employee who, after an Option is granted, owns stock (as defined by Sections 423(b)(3) and 424(d) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of a Parent or any Subsidiary, shall not be entitled to participate in offerings under the Plan. For the avoidance of doubt, there shall also be excluded from participation hereunder any Employees of any Subsidiary (including, without limitation, any foreign Subsidiary) which has not been designated by the Plan Administrator as an Employer hereunder.

SECTION 5

STOCK PURCHASES

        5.1    Stock to Be Issued.    Subject to the provisions of Sections 5.7 and 9.4, the number of shares of Common Stock issuable pursuant to Options under the Plan shall be 9,869,072 shares of Common Stock. The shares to be delivered pursuant to Options under the Plan may consist, in whole or in part, of authorized but unissued shares, not reserved for any other purpose, or shares acquired by the Custodian for purposes of the Plan in the market.

        5.2    Grant of Options.    Subject to Section 4, the Company shall offer Options under the Plan to all Employees. Options will be granted on such dates as shall be determined by the Plan Administrator, but in no event shall any Offering Period commence earlier than 30 days after the Effective Date of the Plan of Conversion. The term of each Option shall end on the date which is twenty-four (24) months from the Date of Grant (or on such earlier date as shall be determined by the Plan Administrator). Subject to the provisions of Section 5.4, the number of whole shares of Common Stock subject to each Option shall be the lesser of (i) the quotient of (A) the Total Contributions made by each participating Employee in accordance with Section 5.4 for the Offering Period divided by (B) the Option Price for each share of Common Stock purchased pursuant to such Option, excluding all fractions, or (ii) such maximum number of shares as may be established by the Plan Administrator, which may be established as a fixed number or vary based on a predetermined formula.

        5.3    Participation.    An Employee who meets the requirements in Section 4 may participate in the Plan under this Section 5 by completing and forwarding an enrollment form to the Plan Administrator or its designee, and by satisfying such other conditions as the Plan Administrator shall establish from time to time. Eligible Employees who elect to participate in the Plan shall at the time of such election authorize a payroll deduction from the Employee's Compensation to be made as of any future payroll period. Any election to authorize payroll deductions shall be effective on such date as the Plan Administrator may determine after the date of the receipt of the enrollment form by the Plan Administrator or its designee.

        5.4    Employee Contributions.    There shall be an Individual Account for each participating Employee to which shall be credited (i) the amount of any Payroll Contributions and Cash Contributions, (ii) interest on the Employee's Total Contributions at a rate to be determined by the Plan Administrator or pursuant to an arrangement approved by the Plan Administrator for the period from the date each such contribution is credited to such Individual Account until applied to the exercise of Options upon a Date of Exercise and (iii) the number of full or fractional Common Shares that are purchased by such Employee pursuant to the terms of the Plan. An Employee may (i) authorize Payroll Contributions in terms of whole percentages of Compensation (or on such other basis as the Plan Administrator may establish) and (ii) to the extent permitted by the Plan Administrator, an Employee who has made Payroll Contributions may also deliver to the Custodian one or more Cash Contributions, each of which shall be for a minimum of $100 (or such greater amount or lesser amount as the Plan Administrator shall determine), by personal check or other cash equivalent acceptable to the Custodian, provided, however, that no Cash Contribution shall be permitted at any time if such Cash Contribution shall cause the Plan to fail to meet the requirements of Section 423 of the Code. An Employee shall not be permitted to purchase Common Shares pursuant to Options under the Plan or under any other employee stock purchase plan of the Company or a Parent or any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in Fair Market Value (determined at the time the Option is granted) for each calendar year in which any Option granted to such Employee is outstanding at any time. Except as provided in Section 5.8, if an Employee has a

Terminating Event, (i) such Employee may not make further Payroll Contributions or Cash Contributions and (ii) his or her outstanding Options shall terminate and any amount of cash then credited to his or her Individual Account shall be returned to the Employee. Employees on short-term disability or a paid leave of absence may continue to make Payroll Contributions and Cash Contributions.

        5.5    Exercise of Options.    Unless a participating Employee shall request a withdrawal of the cash balance in the Employee's Individual Account prior to a Date of Exercise, the cash balance on each such Date of Exercise shall be used to exercise Options to the extent that such balance is sufficient to purchase whole shares at the Option Price.

        5.6    Option Price.    Except as provided in Section 5.8, the Option Price per share of Common Stock (the "Option Price") to be paid by each participating Employee on each exercise of the Employee's Option shall be an amount equal to eighty-five percent (85%) (or such greater percentage as the Committee or the Plan Administrator may authorize) of the Fair Market Value of a share of Common Stock on the Date of Grant or, if so specified by the Plan Administrator prior to the Date of Grant, the lesser of (i) eighty-five percent 85% (or such greater percentage as the Committee or the Plan Administrator may authorize) of the Fair Market Value of a share of Common Stock on the Date of Grant or (ii) eighty-five percent 85% (or such greater percentage as the Committee or Plan Administrator may authorize) of the Fair Market Value of a share of Common Stock on the Date of Exercise.

        5.7    Canceled, Terminated or Forfeited Options.    Any shares of Common Stock subject to an Option which for any reason is canceled, terminated or otherwise settled without the issuance of any Common Stock shall again be available for Options under the Plan.

        5.8    Change in Employment Status Due to Death or Disability.    Upon a Terminating Event resulting from the participating Employee's death, the Employee's beneficiary (as defined in Section 9.3) shall have the right to elect, by written notice given to the Plan Administrator prior to the next following Date of Exercise:

          a)    to withdraw all of the Total Contributions credited to the deceased Employee's Individual Account under the Plan, or

          b)    to exercise the deceased Employee's Options for the number of full shares of Common Stock which the balance in the deceased Employee's Individual Account will purchase at the Date of Exercise next following the Employee's death.

Upon a Terminating Event resulting from the participating Employee's permanent disability (as determined by the Plan Administrator), the Employee shall have the same right to exercise the Employee's Options, pursuant to the same terms and conditions, as would the beneficiary in a case of death. In the event that no written notice of election pursuant to this Section 5.8 shall be received by the Plan Administrator at least ten (10) business days prior to the date of exercise, the beneficiary or the permanently disabled Employee, as the case may be, shall be deemed to have elected not to withdraw the amount credited to the Employee's Individual Account.

        5.9    Foreign Employees.    To the extent that an Employee is principally employed outside the United States and paid in a currency other than U.S. dollars, the Plan Administrator shall adopt uniform procedures for the conversion of Payroll Contributions and Cash Contributions into U.S. dollar equivalents for the purpose of exercising Options.

SECTION 6

DEDUCTION CHANGES; PLAN WITHDRAWALS

        6.1    Deduction Changes.    Once an Employee has authorized Payroll Contributions for an Offering Period, the Employee may change the selected rate of Payroll Contributions by written notice to the Plan Administrator. Any such change shall be given effect as soon as administratively practicable after the date such notice is received. Unless the Plan Administrator otherwise determines, if an Employee ceases to make Payroll Contributions during an Offering Period at any time prior to a Terminating Event, any cash balance then held in the Employee's Individual Account shall automatically be distributed to such Employee as soon as practical after the effective date of such cessation; provided that if an Employee is on an unpaid leave for a period of less than ninety (90) days, the Employee may suspend contributions during such leave, so long as the Employee recommences such contributions immediately upon return to work. Unless an Exercise Date shall have occurred during such ninety (90) day period, an Employee who is on an unpaid leave lasting more than ninety (90) days shall be deemed to have had a Terminating Event retroactive to the date the Employee's leave commenced and any amounts held in the

Employee's Individual Account shall be distributed to the Employee as soon as possible following the ninetieth (90th) day of such unpaid leave.

        6.2    Withdrawals During Employment.    An Employee may at any time (subject to such notice requirements as the Plan Administrator may from time to time prescribe), and for any reason, cease participation in the Plan and withdraw all or any portion of the Common Stock and cash, if any, in his Individual Account pursuant to Section 8. The Employee may thereafter recommence participation on the date the Plan Administrator shall determine following completion of re-enrollment pursuant to Section 5.3.

SECTION 7

ISSUANCE OF CERTIFICATES

        Unless and until distributed to an Employee (i) at the Employee's request, (ii) at the discretion of the Plan Administrator or (iii) in connection with the Employee's termination of employment, all shares of Common Stock acquired pursuant to the Plan shall be held by the Custodian. While maintained by a Custodian, all shares of Common Stock shall be held in the name of the Custodian or its nominee, or in street name. The Company shall issue certificates to an Employee who is to receive a distribution of shares pursuant to Section 8 as soon as practical following the event giving rise to such distribution under such Section 8. Unless, and solely to the extent that, the Plan Administrator shall adopt procedures to permit exceptions to this requirement, such certificates may be registered only in the name of the Employee. Notwithstanding the foregoing, the Company shall issue certificates to an Employee upon such Employee's request to the Plan Administrator or its designee as soon as practical following such request.

SECTION 8

WITHDRAWALS AND DISTRIBUTIONS

        All or a portion of the Common Stock allocated to an Employee's Individual Account may be withdrawn by an Employee at any time. Upon termination of employment, all amounts and Common Stock held for the benefit of any Employee shall be distributed to such Employee. Any withdrawal or other distribution shall be made in the form of cash or stock, at the election of the Employee. To the extent a withdrawal or distribution of an Employee's Common Stock is made in the form of cash, the Employee shall receive an amount per share equal to the proceeds received from the sale of such shares net of the Employee's allocable share of any related brokerage fees, other expenses incurred in connection with the sale of such shares and any applicable tax withholding. All fractional shares shall be paid in cash at the average sale price of such shares sold on behalf of Employees on the day of such sales.

SECTION 9

MISCELLANEOUS PROVISIONS

        9.1    Withholding.    The Employer or its designee may make such provisions and take such action as it may deem necessary or appropriate for the withholding of any taxes which the Employer is required by law or regulation of any governmental authority, whether Federal, state or local, to withhold in connection with Payroll Contributions and the distribution of Common Stock or cash pursuant to the Plan. Each participating Employee, however, shall be responsible for the payment of all individual tax liabilities relating to any such amounts.

        9.2    Rights Not Transferable.    Rights under the Plan are not transferable by a participating Employee other than in accordance with Section 9.3 or by will or the laws of descent and distribution of the state wherein the Employee is domiciled at the time of the Employee's death, and are exercisable during the Employee's lifetime only by the Employee.

        9.3    Designation of Beneficiary.    Each participating Employee may file a written designation of a beneficiary who is to receive any Common Shares and/or cash following the Employee's death; provided that, if the Participant shall not have designated any beneficiary under this Plan, the Participant's beneficiary shall be deemed to be the person designated by the Participant under the group life insurance plan of the Company or a Subsidiary in which such Participant participates (unless such designated beneficiary is not a Family Member). Each designation made hereunder will revoke all prior designations by the same Participant with respect to all Options previously granted (including, solely for purposes of this Plan, any deemed designation), shall be in a form prescribed by the Plan Administrator, and will be effective only when received by the Plan Administrator in writing during the

Participant's lifetime. In the absence of any such effective designation (including a deemed designation), benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by the Participant's estate. Upon the death of a participating Employee and upon receipt by the Plan Administrator of proof of identity and existence at the participating Employee's death of a beneficiary validly designated by the Employee under the Plan, the Plan Administrator shall deliver such Common Shares and/or cash to such beneficiary. No beneficiary shall, prior to the death of a participating Employee by whom the beneficiary has been designated, acquire any interest in the Common Stock or cash credited to a participating Employee under the Plan.

        9.4    Adjustments Due to Change in Capitalization.    In the event of any stock dividend or stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend to the stockholders of the Company), merger, consolidation, combination, spin off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, (i) shares credited to each Employee's Individual Account shall be adjusted in the same manner as all other outstanding shares of Common Stock in connection with such event, (ii) the Committee shall determine the kind of shares which may be acquired under the Plan after such event, and (iii) the aggregate number of shares of Common Stock available for grant under Section 5.1 or subject to outstanding Options and the respective exercise prices applicable to outstanding Options may be appropriately adjusted by the Committee, in its discretion, and the determination of the Committee shall be conclusive. Except as otherwise determined by the Committee, a merger or a similar reorganization which the Company does not survive, a liquidation or distribution of the assets of the Company, or a sale of all or substantially all of the assets of the Company, shall cause the Plan to terminate and all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 8 as soon as practical unless any surviving entity agrees to assume the obligations hereunder.

        9.5    Amendment of the Plan.    Subject to Section 3 hereof, the Board may at any time, or from time to time, amend the Plan in any respect; provided that shareholder approval shall be required to amend the Plan to (i) change the number of shares of Common Stock reserved for issuance under Section 5.1 of the Plan, (ii) decrease the Option Price below a price computed in the manner stated in Section 5.6, or (iii) alter the requirements for eligibility to participate in the Plan under Section 5. No amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Employee under the Plan, without the consent of the Employee. The Plan shall terminate at any time at the discretion of the Board or its delegate. Upon termination of the Plan, all Common Stock and cash, if any, in the Individual Accounts of participating Employees shall be distributed to each Employee pursuant to Section 8 as soon as practical thereafter.

        9.6    Requirements of Law.    The Company's obligation to deliver Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding anything in the Plan to the contrary, with respect to any Participant who is resident outside of the United States, the Committee may, in its sole discretion, amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan. The Committee may, where appropriate, establish one or more sub-plans for this purpose.

        9.7    Custodial Arrangement.    All cash and Common Stock allocated to an Employee's Individual Account under the Plan shall be held by the Custodian in its capacity as a custodian for the Employee with respect to such cash and Common Stock. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and its officers or the Committee or the Plan Administrator or the Custodian, on the one hand, and any Employee, the Company or any other person or entity, on the other hand.

        9.8    No Right to Continuous Employment.    The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any Employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary by which an Employee is employed to terminate the Employee's employment at any time.

        9.9    Indemnification.    Each member of the Board and the Committee and each member of the Plan Administrator shall be indemnified and held harmless by the Company and each Employer against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member of the Board, the Committee or Plan Administrator in connection with or resulting from any claim, action, suit, or proceeding to which such member may be made a party or in which such member may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by such member in settlement thereof, with the Company's approval, or paid by such member in satisfaction of any judgment in any such action, suit, or proceeding against such member, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it individually. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which any such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

        9.10    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans.

        9.11    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) except as provided in Section 9.5, to limit the right or power of the Company or any of its Subsidiaries or affiliates to take any action which such entity deems to be necessary or appropriate.

        9.12    Effective Date.    This Plan shall be effective as of the Effective Date of the Plan of Conversion.

        9.13    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

APPENDIX B

        Companies in the Towers Perrin Diversified Insurance Study of Executive Compensation

Aegon USA
Aetna
AFLAC
AIG
Allianz
Allstate
American United Life
AXA Equitable
CIGNA
Genworth Financial
Guardian Life
Hartford Financial Services
ING
John Hancock
Lincoln Financial
Massachusetts Mutual
MetLife
Mutual of Omaha
Nationwide
New York Life
Northwestern Mutual
Pacific Life
Phoenix Companies
Principal Financial
Prudential Financial
Securian Financial
Sun Life Financial
Thrivent Financial
TIAA-CREF
Unum Group
USAA

         Companies in the Towers Perrin Financial Services Industry Executive Compensation Database

Advanta
Aegon USA
Aetna
AFLAC
AIG
Alliance Data Systems
Allianz
Allstate
American Express
American Family Insurance
American United Life
Ameriprise Financial
Ameritrade
Associated Banc-Corp
Auto Club Group
AXA Equitable
Bank of America
Bank of N.T. Butterfield & Son Limited
Bank of the West
BB&T
Blue Cross Blue Shield of Florida
Bunge
California Automobile Association
Capital One Financial
CB Richard Ellis
CheckFree Holdings
Chicago Mercantile Exchange
CIGNA
Citigroup
CitiStreet
CAN
Cobank
Comerica
Commerce Bancorp
Commerce Group
Compass Bancshares
Countrywide Financial
Cullen/Frost Bankers
CUNA Mutual
Discover Financial Services
E*Trade
Eastern Bank
Equifax
Erie Insurance
Experian Americas
Fannie Mae
Farmers Group
Federal Home Loan Bank of Pittsburgh
Federal Home Loan Bank of San Francisco
Federal Reserve Bank of Cleveland
Federal Reserve Bank of Dallas
Federal Reserve Bank of New York
Federal Reserve Bank of San Francisco
Federal Reserve Bank St. Louis
Fidelity Investments
Fifth Third Bancorp
FINRA
Fireman's Fund Insurance
First Data
First Horizon National
Franklin Resources
Freddie Mac
Genworth Financial
GMAC ResCap
Guardian Life
H&R Block
Hanover Insurance Group
Harris Bank
Hartford Financial Services
Health Care Services
Horizon Blue Cross Blue Shield of New Jersey
HSBC North America
Humana
Huntington Bancshares
Independence Blue Cross
IndyMac
ING
Irwin Financial
John Hancock
KeyCorp
Liberty Mutual
Lincoln Financial
Loews
M&T Bank
Marsh
Marshall & Ilsley
Massachusetts Mutual
MasterCard
Mellon Financial
Mercury Insurance
Merrill Lynch Private Client
Metavante
MetLife
MoneyGram International
Moody's
Munich Re America
Mutual of Omaha
National City
Nationwide
NCCI Holdings
New York Life
Northwestern Mutual
Ohio Casualty
Ohio National Financial Services
OneBeacon Insurance
Orange County Teacher's Federal Credit Union
Pacific Life
People's Bank
Phoenix Companies
PlainsCapital
Plymouth Rock Assurance
PNC Financial Services
Principal Financial
Progressive
Prudential Financial
RBC Centura
RBC Dain Rauscher
Regions Financial
Reinsurance Group of America
SAFECO
Securian Financial Group
Security Benefit Group
SLM
Sovereign Bancorp
State Farm Insurance
State Street
Sterling Bancshares
Sun Life Financial
SunTrust Banks
SVB Financial
TD Banknorth
Thrivent Financial for Lutherans
TIAA-CREF
Trans Union
Travelers
U.S. Bancorp
Union Bank of California
UnitedHealth
Unum Group

USAA
Vanguard
Visa USA
Wachovia
Washington Mutual
Webster Bank
Wellpoint
Wells Fargo
Zurich North America

         Companies in the McLagan Partners Investment Management Survey

40/86 Advisors, Inc.
Advantus Capital Management, Inc.
AEGON USA Realty Advisors, Inc.
Aetna, Inc.
AIG Global Investment Group
Allianz of America, Inc.
Allianz Life Insurance of North America
Allstate Investments, LLC
Assurant, Inc.
AVIVA USA (formerly AmerUS Capital Management)
AXA Equitable
Chubb Corporation, The
CIGNA Investment Management
Country Insurance & Financial Services
CUNA Mutual Group
FBL Financial Group
Fort Washington Investment Advisors, Inc.
Genworth Financial
Guardian Life Insurance Company
Hartford Investment Management Company
ING Investment Management
Liberty Mutual Group
MBIA Asset Management
MEAG New York Corporation (Munich RE)
MetLife Investments
MFC Global Investment Management
Modern Woodmen of America Mutual of Omaha
Nationwide Insurance
New York Life Investment Management LLC
Northwestern Mutual Life Insurance Co.
OneAmerica Financial Partners
Opus Investment Management (Hanover Insurance)
Pacific Life Insurance Company
PartnerRe Asset Management Company
PPM America, Inc.
Principal Global Investors
Progressive Corporation
Prudential Financial
Security Benefit Corporation
Selective Insurance
Sentinel Asset Management, Inc.
Sentry Insurance
Standard Life Investments (USA) Limited
State Farm Insurance Companies
Sun Life Financial
Swiss Re
Thrivent Financial for Lutherans
TIAA-CREF
The Travelers Companies, Inc.
USAA Investment Management Co.

2009 Annual Meeting Proxy Card

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 19, 2009.

Vote by Internet

•                  Log on to the Internet and go to www.investorvote.com

•                  Follow the steps outlined on the secured website.

Vote by telephone

•                  Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•                  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.     ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Against	Abstain
01 - J. Barry Griswell
	☐	☐	☐
02 - Richard L. Keyser
	☐	☐	☐
03 - Arjun K. Mathrani
	☐	☐	☐
04 - Elizabeth E. Tallett
	☐	☐	☐
B Proposals

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain

2. Approve Amendment of Employee Stock Purchase Plan	☐	☐	☐

3. Ratification of Independent Auditors	☐	☐	☐

C Change of Address

Change of Address — Please print your new address below.

D  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.

2009 Annual Meeting

2009 Annual Meeting of Principal Financial Group, Inc. Shareholders

Tuesday, May 19, 2009, 9:00 a.m. Local Time
Auditorium
711 High Street, Des Moines, Iowa

Upon arrival, please show proof of share ownership and photo identification at the registration desk.

You do not need to attend the Annual Meeting to vote.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Principal Financial Group, Inc.

This proxy is solicited on behalf of the Board of Directors of Principal Financial Group, Inc. for the annual meeting of shareholders to be held at 9:00 a.m. local time, May 19, 2009, in the auditorium at the corporate headquarters.

The shareholder signator(s) on this form hereby appoints Joyce N. Hoffman, Terrance J. Lillis and Karen E. Shaff, and each of them, proxies with full power of substitution, to vote all shares of Principal Financial Group, Inc. common stock held in the name of the shareholder(s) at the 2009 annual meeting of shareholders and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement, subject to any directions indicated on the reverse side. If no directions are given, the proxies will vote for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side, and at their discretion, on any other matter that may properly come before the meeting. This proxy will be voted as directed, or if no direction is indicated, will be voted in accordance with the Board of Directors recommendations.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 15, 2009.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Against	Abstain
01 - J. Barry Griswell	☐	☐	☐

02 - Richard L. Keyser	☐	☐	☐

03 - Arjun K. Mathrani	☐	☐	☐

04 - Elizabeth E. Tallett	☐	☐	☐

B  Proposals

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. Approve Amendment of Employee Stock Purchase Plan	☐	☐	☐

3. Ratification of Independent Auditors	☐	☐	☐

C  Change of Address

Change of Address — Please print your new address below.

D  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Voting Instruction Card — Principal Financial Group, Inc.

By signing this voting instruction card, you hereby authorize Bankers Trust Company, NA of Des Moines, Iowa, the Trustee for The Principal Select Savings Plan for Employees and The Principal Select Savings Plan for Individual Field (“401(k)”), as holder of plan assets invested in Principal Financial Group, Inc. common stock, to vote in person or by proxy all shares credited to your account as of March 23, 2009, the record date, at the 2009 annual meeting of shareholders to be held on May 19, 2009 or at any adjournment or postponement thereof.

Indicate how the underlying Principal Financial Group, Inc. shares allocated to your plan account are to be voted by the trustee by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, the trustee will vote your shares for the election of all listed nominees and in accordance with the Board of Directors recommendations on the other matters listed on the reverse side. If you do not complete the voting instruction card, the trustee will vote your shares as the trustee determines in its discretion.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 15, 2009.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Against	Abstain
01 - J. Barry Griswell	☐	☐	☐

02 - Richard L. Keyser	☐	☐	☐

03 - Arjun K. Mathrani	☐	☐	☐

04 - Elizabeth E. Tallett	☐	☐	☐

B  Proposals

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. Approve Amendment of Employee Stock Purchase Plan	☐	☐	☐

3. Ratification of Independent Auditors	☐	☐	☐

C  Change of Address

Change of Address — Please print your new address below.

D  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Voting Instruction Card — Principal Financial Group, Inc.

By signing this voting instruction card, you hereby authorize Northern Trust Investments, Inc., Portfolio Manager of The Principal Financial Group, Inc. Stock Separate Account, to vote as agent for Principal Life Insurance Company, in person or by proxy, all shares attributable to units credited to your plan account as of March 23, 2009, the record date, at the 2009 annual meeting of shareholders to be held on May 19, 2009 or at any adjournment or postponement thereof..

Indicate how your interests are to be voted by the Portfolio Manager by marking the boxes on the reverse side. If you sign the voting instruction card but give no directions, Northern Trust will vote your interests in accordance with the Board of Directors recommendations. If you do not complete the voting instruction card, Northern Trust will vote your interests in the same proportion as the shares held in the Separate Account as to which Northern Trust has received voting instructions.

SEE REVERSE SIDE FOR IMPORTANT INFORMATION ABOUT VOTING BY INTERNET OR TELEPHONE.